Commercial Lease Agreement

For good and valuable consideration, the parties to this Commercial Lease Agreement (“Lease”) agree as follows:

ARTICLE I

DEFINED TERMS

As used in this lease, the terms set forth in this Article One have the following meanings:

1.01 Effective Date: ______________

1.02 Landlord: _______________________________, a __________corporation or Assigns

Address: __________________________________

Telephone: ________________________________

Email: _____________________________________

1.03 Tenant: _________________________, a ____________ limited liability company

Address: _________________________________

Attn: ____________________________________

Telephone: _______________________________

Email: ___________________________________

Premises:

A.	Street Address: _______________________________________.
B.	Legal description: See Addendum A attached hereto. The term “Property” includes the land described on Addendum A, and any improvements on the land (including the Premises). The building to be constructed and located on the Property is sometimes referred to herein as the “Building.”
C.	Floor Plan: Being a floor area of approximately ______________square feet. Upon completion of construction, the Building shall be measured in accordance with the BOMA Standard for Measuring Floor Area in Office Buildings/ANSI/BOMA Z65.1 (2017), and the parties shall amend this Lease as necessary to revise the rentable square footage and to recalculate any Rent or other charges based upon such actual square footage. By taking possession of the Premises, Tenant represents and warrants that it has had an opportunity to measure the actual dimensions of the Premises and agrees to the square footage figures set forth hereinabove or as may be amended in writing, for all purposes of this Lease and accepts the Property “AS IS”, except as otherwise provided in writing between the parties or as otherwise set forth herein.
D.	Tenant’s Pro Rata Share: 100%.
1.04	Term: _____________ years beginning on the Commencement Date (as defined in the Addendum E Construction Rider) and ending on the last day of the month in which the twentieth anniversary of the Commencement Date occurs (“Expiration Date”) as the Commencement Date and Expiration Date may be modified by the terms of this Lease and Addendum E Construction Rider. Landlord and Tenant shall execute and deliver a Lease Commencement Certificate in the form of Addendum G attached hereto and made a part hereof, reciting the exact Commencement Date, Rent Commencement Date and Expiration Date and other significant dates and terms of this Lease. Unless the context requires otherwise, references in this Lease to the “Term” include any renewal or extension of this Lease pursuant to Addendum C regarding Renewal Options.
1.05	Base Rent: Base Rent for the Term shall be based upon Total Building Costs plus a rate of return and shall be determined as more specifically set forth in Addendum B and Addendum E. Base Rent and all other sums due or payable by Tenant to Landlord under this Lease are collectively referred to in this Lease as the “Rent.” Whenever the word “Rent” is used in this Lease it shall be deemed to include Base Rent and Additional Rent, unless the context specifically or clearly implies that only the Base Rent or Additional Rent is referenced. The first payment of Additional Rent shall be due on the Commencement Date, and the second and subsequent monthly payments shall be made on the first (1st) day of each and every calendar month thereafter. If the Term begins on a date other than on the first (1st) day of the month or ends other than on the last day of a month, Additional Rent for any such month shall be prorated on a daily basis (at the rate of 1/365th of the annual Additional Rent) for each day the Term of this Lease is in effect for such month.
1.06	Additional Rent: As used herein, the term “Additional Rent” shall mean all sums payable by Tenant under this Lease other than Base Rent. Additional Rent shall be a part of Rent regardless of whether or not the same be so designated and Landlord shall have all rights to enforce due and timely payment by Tenant of Additional Rent as are available to Landlord with regard to Rent.
1.07	Permitted Use: Emergency Department/Hospital and other landlord approved use, not to be unreasonably withheld, conditioned, or delayed. [See Section 6.01].
1.08	Party to whom Tenant is to deliver payments under this Lease is the Landlord at the address above unless notified by Landlord of another address or method [See Section 3.01].
1.09	Exhibits and Addends. Any exhibit or addendum attached to this Lease (listed below) is incorporated as a part of this Lease. Any term not specifically defined in an Addendum will have the same meaning given to it in the body of this Lease. If any provisions in the body of this Lease conflict with the provisions of any Addendum, the Addendum will control.

Addendum “A” Survey and/or Legal Description of the Property

Addendum “B” Base Rent Payment Schedule

Addendum “C” Renewal Options

Addendum “D” Guaranty

Addendum “E” Construction Rider

Addendum “F” Option to Purchase and Right of First Refusal

Addendum “G” Lease Commencement Certificate

Addendum “H” Memorandum of Lease

Addendum “I” Subordination, Non-Disturbance and Attornment Agreement

Addendum “J” Rules and Regulations

Exhibits to be added prior to end of Due Diligence

Exhibit “A” – ALTA Survey

Exhibit “B” – Preliminary Site Plan

Exhibit “C” – Preliminary Plans and Specifications

Exhibit “D” – Preliminary Budget

ARTICLE II

LEASE AND TERM

2.01	Lease of Premises for Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term stated in Section 1.04. The Commencement Date is the date specified in Section 1.04, unless advanced or delayed under any provision of this Lease. Landlord and Tenant represent and warrant to the other that they have the authority to execute this Lease.

2.02	Tenant’s Contingencies

(a)  Landlord and Tenant acknowledge that (i) Tenant desires for Landlord to acquire the Property and construct a Building (the “Project”) for Tenant to Lease; (ii) Landlord and Tenant have worked together to develop a preliminarily depiction of the Project site plan (the “Preliminary Site Plan”), and Landlord has provided a copy of such to Tenant prior to the execution of this Lease and (iii) as of the date of this Lease Landlord has entered into a contract to purchase (the “Purchase Agreement”) the Property but has not yet closed on that purchase. The date of Landlord’s acquisition of fee simple title to the Property is referred to as the “Acquisition Date”. If Landlord fails to cause the Acquisition Date to occur on or before August 28, 2022 (the “Acquisition Deadline”) and such failure is not resulting from Tenant’s default under this Lease or a title objection/defect subject to the cure period under the Purchase Agreement, then Landlord or Tenant shall have the right to terminate this Lease within thirty (30) days after the Acquisition Deadline upon written notice to the other; provided, however, that in the event that the Acquisition Date occurs after the date above but before Landlord’s receipt of a termination notice from Tenant, the termination right shall expire and any such subsequent notice shall be ineffective. Tenant shall act in good faith in reviewing the Preliminary Plans and Specifications, the Final Plans and Specifications and the Estimate (as each such term is defined in the Construction Rider attached hereto as Addendum E), as well as cooperate fully with Landlord in obtaining all required building permits, zoning permits, use permits and other licenses of governmental authorities for the construction and completion of the Building and Improvements (collectively, the "Building Permits"). In addition, during the Due Diligence Period, Landlord shall provide to Tenant a copy of any title information, including exceptions of record, and Tenant agrees to timely review same and provide any approval or objections to Landlord. Upon execution of this Lease, Tenant will be deemed to have accepted Title as set forth in the information provided to Tenant.

(b)  Tenant shall have the right to one day free rent for each day of Landlord’s delay as its sole remedy for such delay if for any reason Landlord shall fail to:

(i)  commence construction of the Improvements (as defined in Addendum E) within forty-five (45) days of the issuance of the Building Permits; or

(ii)  complete the Improvements and obtain a final certificate of occupancy issued by the appropriate governmental authorities permitting full and complete access by Tenant to all of the Building within three hundred sixty five (365) days of the issuance of the Building Permits.

(c)  For the purposes of this Section 2.02, the Landlord or any successor in interest shall not be considered in breach of, or in default of, the obligations set forth herein in the event of enforced delay in the performance of or inability to perform such obligations due to any acts of God, the public enemy, fires, floods, pandemics, epidemics, moratoria, appropriate governmental restrictions, delays or declarations, such as, but not limited to, an Executive Order by the Governor of the State of ____________ declaring a state of emergency, and unusually severe weather; it being the purpose and intent of this section that in the event of the occurrence of any such delay, the time or times for performance of the obligations of Landlord with respect to this Lease shall be extended for the period of the delay day-for-day plus reasonable mobilization and coordinate time; provided, that the party seeking the benefit of the provisions of this section shall, within thirty (30) days after the beginning of any such delay, have first notified the other party thereof in writing, and of the cause or causes thereof. Delay as a result of Landlord and Tenant not agreeing upon the Estimate under Article III of the Construction Rider shall subject to this Subsection (c).

(d)  In the event the local jurisdiction issues only a temporary certificate of occupancy and such temporary certificate of occupancy is not subject to conditions requiring Landlord to complete substantial work or subject to conditions not caused by Landlord (such as design defects), Tenant agrees that the delivery by Landlord of a temporary certificate of occupancy shall satisfy Landlord's obligation in Sections 2.02(b)(ii) and 6.03; provided Landlord uses its best efforts to promptly obtain the final certificate of occupancy and in all events delivers the same to Tenant within thirty (30) days or, if the final certificate of occupancy cannot reasonably be obtained within such period, to commence efforts to obtain the final certificate of occupancy within such thirty (30) day period and proceed diligently thereafter to obtain the final certificate of occupancy.

If Tenant’s action or inaction causes Landlord’s failure to timely commence or complete construction of the Building (a “Tenant Delay”), the foregoing dates shall be adjusted forward by the number of days of Tenant Delay attributable to Tenant’s action or inaction and Tenant’s right to terminate the Lease shall be delayed until such adjusted date(s), as applicable. Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided notice to Tenant (the "Delay Notice"), specifying the action or inaction by Tenant which Landlord contends constitutes Tenant Delay. If Tenant does not cure such action or inaction within two (2) business days after receipt of such Delay Notice (the ‘Delay Grace Period”), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Delay Grace period, but only to the extent that an actual delay results.

2.03	Early Occupancy. Tenant shall have the right to occupy the Premises before the Commencement Date for the purpose of installing Tenant’s furniture, fixtures and equipment and IT and telecommunications equipment and cable (“Early Occupancy Work”) for a period of thirty (30) days (the “Early Occupancy Period”). During the Early Occupancy Period, Tenant’s occupancy of the Premises will be subject to all of the provisions of this Lease except that Tenant shall not be obligated to pay any Rent. Early occupancy of the Premises will not advance the Expiration Date. Tenant will carry out or cause to be carried out the Early Occupancy Work at its sole cost and expense, in an orderly manner so as to avoid unreasonably interfering with or interrupting the construction operations of Landlord, in full compliance with all applicable governmental laws, rules, regulations, and codes. Tenant, at its sole cost and expense, shall obtain any and all permits, licenses, and approvals that may be required in order to make lawful Tenant's entry onto the Property and performance of the Early Occupancy Work. Tenant's activities within the Building shall be at its sole risk, and neither Landlord nor Landlord’s affiliates shall be responsible for the safety of Tenant or its agents or employees, or for the condition or loss of any items of personal property brought onto the Property. Tenant assumes full responsibility for the Early Occupancy Work and for all damages or losses arising from Tenant’s entry on the Property or performance of Early Occupancy Work suffered by Tenant, Landlord, or either party's agents, contractors, employees, or invitees, whether such damage or loss occurs in the Building or on any other part of the Property. Tenant shall defend, indemnify, protect, and hold harmless Landlord, its heirs successors, assigns, and Landlord’s affiliates, against and from all liabilities, obligations, losses, damages (including, without limitation, attorney's fees and expenses) paid, suffered, or incurred by Landlord as a result of any breach by Tenant of any covenant or condition of this Lease, or as a result of Tenant’s entry onto the Property or performance of the Early Occupancy Work, excluding any losses, damages, penalties, claims, liens, costs, and expenses arising from Landlord’s gross negligence or willful misconduct. Tenant shall coordinate the Early Occupancy Work through the planning stage prior to the Final Plans and Specifications so that the scope of the Early Occupancy Work can be understood, planned, and coordinated during the construction. Prior to commencing the Early Occupancy Work, Tenant will meet with Landlord or Landlord’s designated representative to review the intended scope of the Early Occupancy Work. Tenant’s performance of the Early Occupancy Work shall not interfere with Landlord’s construction and related work and shall be at Tenant’s sole cost and expense. Tenant’s Early Occupancy Work shall be limited to areas internal to the Building unless agreed to by Landlord. Tenant acknowledges and agrees that Tenant may not occupy the Premises or conduct business from the Premises prior to the Commencement Date.
2.04	Holding Over. Tenant shall vacate the Premises immediately upon the expiration of the Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Premises that extends beyond thirty (30) days. If, upon the expiration date or the date of earlier termination of this Lease, Tenant fails to vacate or deliver possession of the Premises to Landlord, then this Lease shall become a month to month tenancy, subject to all the terms and conditions set forth herein; provided, however that Tenant shall pay to Landlord, by way of liquidated damages, and not as a penalty, one hundred twenty-five percent (125%) of the monthly Base Rent at the then current rate for the first month of the holdover period and then increased to an amount that is one-and-one-half (1½) times the Base Rent at the then current rate (such sum being hereafter referred to as the "Holdover Rent") for each month Tenant occupies any part of the Premises, together with any other sums payable hereunder, commencing with the Expiration Date or the date of any earlier termination of this Lease and ending with the date that Tenant vacates or delivers possession of the Premises to Landlord. The Holdover Rent shall be payable monthly in advance on the first day of each month. The Holdover Rent shall be prorated for partial months. Notwithstanding anything to the contrary herein, Landlord expressly reserves all rights under applicable law to evict Tenant from the Premises if Tenant fails to vacate or deliver possession of the Premises to Landlord upon the Expiration Date or the date of any earlier termination of this Lease, and Tenant expressly waives all legal notice to vacate the Premises, if available under applicable law.
2.05	Project Due Diligence.

A.  Tenant acknowledges that Landlord has not presently completed its due diligence of the Project, including necessary environmental and engineering reports, title reports and determination of site suitability for construction of the Premises, building and civil design and financial analysis. Completion of such due diligence is necessary prior to completion of the Project’s Final Plans and Specifications (defined in Section H of the Construction Rider attached hereto as Addendum E) and final determination of project costs. Subject to Force Majeure and Tenant Delays, Landlord shall have a period of two hundred ten (210) days after the Effective Date hereof within which to complete such due diligence (the “Due Diligence Period”). Any delays resulting from the completion of due diligence will likely delay the Commencement Date and may impact the Rent hereunder. Once Landlord has completed due diligence and has evaluated the site impact on the Project and its costs, Landlord and Tenant, at Landlord’s request, shall enter into an amendment to this Lease to reflect such matters. In the event that prior to the expiration of the Due Diligence Period Landlord shall determine that the Project is not acceptable to Landlord in its sole discretion based upon (i) viability of the property for the Project, (ii) unanticipated development costs to be incurred, or (iii) ability to finance on acceptable terms, which may include the creditworthiness of the Tenant, then Landlord may elect to terminate this lease.

B.  Upon such termination, other than as provided in any separate writing or agreement between the parties, this lease shall terminate as the sole remedy of the parties, and neither party shall have any further right or obligation hereunder; except that Tenant shall within ten (10) days of invoice and as a condition to such right, reimburse Landlord for all due diligence expenses incurred by Landlord, including without limitation, architectural fees, civil and structural drawings. Upon such payment, Landlord shall assign its rights in and to such work product to Tenant upon Tenant’s request.

C.  Prior to expiration of the Due Diligence Period, Landlord shall deliver to Tenant for Tenant’s review and written approval (the “Due Diligence Approval”) the following items:

(i)  the Preliminary Site Plan (as hereinafter defined);

(ii)  a copy of Landlord’s title insurance commitment, along with copies of all title exceptions reflected; and

(iii)  a copy of Landlord’s ALTA survey of the Premises (and all improvements thereon) which survey shall be attached hereto as Exhibit “A” (the "Survey"); and

(iv)  a copy of any environmental and geotechnical surveys; and

(v)  the Preliminary Budget as defined in the Construction Rider attached hereto as Addendum E.

D.  The Due Diligence Period shall terminate on the last day thereof (the “Due Diligence Expiration Date”).  Upon Landlord’s request, Tenant may at its sole discretion elect to provide the Due Diligence Approval prior to the Due Diligence Expiration Date.

E.  During the Due Diligence Period, Tenant shall have reasonable approval of (i) the Project’s Preliminary Site Plan; (ii) preliminary Plans and Specification; and (iii) Preliminary Budget. Upon receipt of Tenant’s written approval, each such item shall be attached to this Lease as Exhibit “B” (the "Preliminary Site Plan"); Exhibit “C” (the “Preliminary Plans and Specifications”); and Exhibit “D” (the “Preliminary Budget”), respectively.

F.  Tenant shall timely object in writing five (5) days prior to the Due Diligence Expiration Date as to any of the approvals required above, including those referenced in subparagraph E.

G.  During the Due Diligence Period, Landlord shall solicit bids from contractors to construct the Project and formulate an Estimate of the Total Building Costs (defined in the Construction Rider attached hereto as Addendum E). If such Estimate is not complete as of the Due Diligence Expiration Date, Landlord shall provide a Preliminary Budget. Tenant shall have final and reasonable approval of the Estimate of Total Building Costs during the Due Diligence Period and shall timely object in writing five (5) days prior to the Due Diligence Expiration Date.

H.  The parties expressly acknowledge and agree that if either party fails to satisfy any or all of the conditions set forth in this Section 2.05, then in such event, the other party shall have the right to terminate this Lease by written notice within the Due Diligence Period. If Tenant rejects or fails to approve the items provided in Section 2.05(e), then Tenant may terminate this Agreement provided that Tenant shall reimburse Landlord within ten (10) days of invoices for all expenses incurred by Landlord, including architectural and engineering plans.

ARTICLE III

RENT

3.01	Manner of Payment. Tenant shall pay the Rent to Landlord at the address set forth in Section 1.02 or to any other party or to any other such address as Landlord may designate in a written notice delivered to Tenant. Landlord may require Tenant to pay Rent by written check, automated clearing house (ACH), electronic fund transfer, or other wire transfer of immediately available funds to a designated bank account of Landlord. Landlord may designate, in a written notice delivered to Tenant, the party authorized to receive Rent and act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in a subsequent written notice delivered to Tenant. Any payments made to a third party designated by Landlord will be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as Rent, will constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of any rental payment due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of such rental payment shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.
3.02	Time of Payment. Tenant shall pay Base Rent beginning on the Commencement Date (as defined in Article I(E) of Addendum E), and on or before the first day of each month thereafter, the installment of Base Rent and other sums due under this Lease will be due and payable, in advance, without off-set, deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received (and not merely deposited in the mail) by Landlord on or before the due date. If the Term commences or ends on a day other than the first or last day of a calendar month, the rent for any partial calendar month following the Commencement Date (as defined in Article I(E) of Addendum E) or preceding the end of the Term will be prorated. Tenant shall pay any such prorated portion for a partial calendar month at the end of the Term on the first day of that calendar month.
3.03	Late Charges. Tenant’s failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease or deed of trust, mortgage or other equivalent consensual security interest encumbering the Premises. Payments due to Landlord under this Lease are not an extension or credit. Therefore, if any payment under this Lease is not actually received on or before the due date (and not merely deposited in the mail), Tenant shall pay as Additional Rent a Late Charge on any late payments in an amount equal to five percent (5%) of the amount of the past due payments (the “Late Charge”) after the payment is more than ten (10) days past due. A Late Charge shall be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord’s other remedies for nonpayment of Rent. Additionally, if any check tendered by Tenant under this Lease is dishonored for any reason, Tenant shall pay to Landlord a dishonored check fee of Thirty Dollars ($30.00 USD), plus (at Landlord’s option) a Late Charge as provided above until Good Funds (defined below) are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. If there are any Late Charges, dishonored check fees, installments of Base Rent, and other unpaid charges or reimbursements due to Landlord, then Landlord may apply any payments received from Tenant to any amounts due in any order Landlord may choose. Payment of the Late Charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the times herein stipulated.
3.04	Good Funds Payment. If any payment by check from Tenant to Landlord for Rent is dishonored and returned unpaid, thereafter Landlord may, at Landlord’s option, by the delivery of a written notice to Tenant, require that all future payments of Rent for the remaining Term of this Lease must be made by cash, certified check, cashier’s check, official bank check, money order, wire transfer or automatic electronic funds transfer (“Good Funds”), and that the delivery of Tenant’s personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant’s personal or corporate check thereafter will not be construed as a waiver of Landlord’s right to insist upon payment by Good Funds as set forth in this Section.
3.05	Sales Tax. Tenant hereby covenants and agrees to pay monthly to Landlord, as Additional Rent, any sales, use or other tax, or any imposition in lieu thereof (excluding State and/or Federal Income Tax) now or hereafter imposed upon the rents, use or occupancy by the United States of America, the State of _______, the County of where the Property is located, or any political subdivision thereof, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord. No amounts stated in this Lease include sales tax.

ARTICLE IV

TAXES AND OPERATING EXPENSES

4.01	Payment by Tenant. Tenant shall pay the real estate taxes (“Real Estate Taxes”) on the Premises during the Term by paying the annual Real Estate Taxes not less than thirty (30) days prior to the final due date and provide proof of payment to the Landlord for the prior year’s Real Estate Taxes prior to the applicable delinquency date set by the Tax Collector. The term "Real Estate Taxes" shall include all real estate taxes, assessments and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, general and special, foreseen and unforeseen, and each and every installment thereof which, during the Term, is levied, assessed, imposed, become due and payable, or liens upon, or arising in connection with, the use, occupancy or possession of or become due and payable out of, or for, the Premises, and all costs incurred by Landlord and others in reviewing, contesting and negotiating the same. Tenant shall also pay the costs of all personal property, margin, ad valorem taxes, and any other levies, charges, impact fees and local improvement rates and assessments whatsoever assessed or charged against the Premises, Building, the Property, the equipment, and improvements contained therein or thereon, or on or in any part thereof, by any lawful taxing authority (collectively, “Taxes”), which Taxes shall be considered Additional Rent.
4.02	Separate Assessment. Landlord represents and warrants that, upon the Acquisition Date, it will own fee title to the Property and the Property will be separately assessed for purposes of Real Estate Taxes prior to the Commencement Date.
4.03	Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant, and all repairs, alterations, additions, or improvements of whatsoever kind or nature, if any, made by Tenant to the Property. Tenant shall take reasonable steps to assure that taxes attributable to this property are assessed only as personal property belonging to Tenant and are not assessed as part of the real estate taxes or otherwise as part of the Property or against Landlord. If any of Tenant’s property is taxed with the Property, Tenant shall pay the taxes for Tenant’s property.
4.04	Right to Protest Taxes. Landlord and Tenant shall each have the right, at its own cost and expense, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of Real Estate Taxes assessed or levied upon the Premises and/or Improvements provided that such actions do not create a lien against the Premises. If required by law, Tenant may take such action in the name of Landlord who shall cooperate with Tenant to the extent reasonably required by Tenant. To the extent that Landlord or Tenant is successful in procuring a reduction in Real Estate Taxes and such reduction is effectuated by reimbursement to Landlord, Landlord shall promptly remit such reimbursement to Tenant. Tenant, upon the final determination of such contest brought by Tenant, shall immediately pay and discharge any judgment rendered against it, together with all costs and charges incidental thereto; provided, however, that Tenant shall pay any tax due prior to delinquency even if such amount is disputed. Tenant shall be liable for all penalties and interest payments in conjunction with any contest and for any increased taxes payable with respect to the Premises arising out of any tax contest undertaken by Tenant. If requested in writing by Tenant, Landlord must provide Tenant with a notice of the tax valuation of the Property.
4.05	Payment of Operating Expenses. It is the intent of the parties that this Lease will be an absolute triple net lease, free of any and all Taxes, Other Charges, and operating or other expenses of any kind whatsoever, all of which shall be paid by Tenant. Tenant shall, in addition to its obligation to pay all Real Estate Taxes, Taxes and insurance related to the Property, shall be solely responsible for payment of any and all “Operating Expenses” related to the Property including but not limited to all expenses, costs and disbursements of every kind and nature relating to or incurred or paid in connection with the ownership, operation, repair and maintenance of the Property, including, but not limited to: (i) wages and salaries of all employees engaged in the operation, maintenance or security of the Property, including taxes, insurance and benefits relating thereto; (ii) the cost of all labor, supplies, equipment, materials and tools used in the operation and maintenance of the Property; (iii) management fees; (iv) administrative fees; (v) the cost of all reasonable legal and accounting expenses incurred in connection with the management and operation of the Property; (vi) the cost of all utilities for the Property, including, but not limited to, the cost of HVAC, water, sewer, waste disposal, gas, and electricity; (vii) the cost of all maintenance and service agreements for the Property, including, but not limited to, security service, window cleaning, elevator maintenance and janitorial service; (viii) the cost of all insurance relating to the Property, plus the cost of all deductible payments made by Landlord in connection therewith; (x) the cost of all license and permit fees; (xi) the cost of repairs, replacements, refurbishing, restoration and general maintenance; (xii) a reasonable amortization charge on account of any capital expenditure incurred in an effort (A) to comply with any Laws, or (B) to reduce overall Operating Expenses (provided a reduction occurs); (xiii) the share of expenses, costs and disbursements of every kind and nature in connection with operation, repair and maintenance of the parking allocated to the Property; and (xiv) all other items constituting operating and maintenance costs in connection with the Property according to generally accepted accounting principles (“GAAP”).
4.06	Operating Expense Exclusions. Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include: (1) the cost of any capital improvements (except as set forth in Sections 4.05(xii)(A) and 4.05(xii)(B) above; (2) costs of remediation of any Hazardous Materials for which Tenant is not otherwise obligated to remediate including illegal dumping and migration of Hazardous Materials on to or under the Building; (3) any debt service (including principal and interest) or payments of any judgments or other liens against Landlord; (4) Real Property Taxes (as defined in Section 4.01) unless paid by Landlord; (5) costs incurred in connection with lawsuits or other legal actions (including, without limitation, arbitrations and mediations) instituted or defended by Landlord that are unrelated to Tenant or its occupancy of the Property; (6) sums incurred as late payment fees, penalties or interest; (7) ground rent; (8) depreciation; (9) Landlord's advertising, entertainment and promotional costs for the Building; (10) costs and expenses payable to Landlord or any affiliate, to the extent that such costs and expenses exceed competitive costs and expenses for materials and services by unrelated persons or entities of similar skill and experience; (11) any cost or expense in excess of five percent (5%) of annual Base Rent relating to the Landlord’s administration and management of the Lease including, but not limited to, Landlord’s overhead, management fees, office salaries and benefits, office rental, office supplies, dues and subscriptions, office utility charges, telephone charges and automobile expenses; provided that third party expenses related to administration and management of the Lease shall not be subject to such cap but shall be commercially reasonable for the area in which the Premises are located; (12) the cost of repairs or other work required as a result of fire, windstorm, casualty or any other occurrence covered by the insurance required hereunder and paid or reimbursed by Tenant; (13) the cost of correcting defects in the construction of the Building covered by any warranty; and (14) amounts reimbursed by other sources such as insurance proceeds, equipment warranties, judgments or settlements.

4.07	Controllable Cost Cap. Text Intentionally Deleted
4.08	Manner of Payment of Operating Expenses. Tenant shall directly contract and pay for the Operating Expenses of the Property. Tenant shall maintain books and records reflecting the Operating Expenses with respect to the Property in accordance with good accounting practice and in accordance with GAAP and shall provide copies to Landlord substantiating all operating expenses paid for each calendar year or portion thereof within fifteen (15) days after Landlord’s request for such information from time to time. Should Landlord incur any cost that related to Operating Expenses, Tenant shall pay the amount as Additional Rent within thirty (30) days after receipt of Landlord’s Operating Expense Statement and the invoices and information. The obligations of Landlord and Tenant under the provisions of this Section 4 survive the expiration or any sooner termination of the term of this Lease for a period of one (1) year.

4.09	Tenant Right to Audit. Text Intentionally Deleted

4.10	Secutiry Landlord has no duty to provide security for any portion of the Premises and Tenant assumes sole responsibility and liability for the security of itself, its employees, customers and invitees and their respective property, in the Premises. Landlord shall not be responsible for or liable in any manner for failure of any such security personnel, services, procedures, or equipment to prevent or control, or apprehend anyone suspected of, personal injury or property damage in, on or around the Project.

ARTICLE V

INSURANCE AND INDEMNITY

5.01	Landlord’s Insurance.

A.	Property Insurance on Premises. Tenant shall keep the buildings, improvements, and equipment constituting the Premises continuously insured throughout the Lease Term (and any other period during which Tenant is in possession of the Premises), for the benefit of Landlord against loss or damage by fire and other hazards included in a Special Form Commercial Property Insurance Policy in an amount equal to the greater of (i) eighty percent (80%) of the then replacement value of the Premises with an inflation rider or (ii) the full insurable value of the Premises. Landlord shall be named as a Loss Payee on the Property Insurance Policy and deductibles shall not exceed five percent (5%) for the perils of wind/hail and ten thousand dollars ($10,000.00) for all covered perils.
B.	Liability and other coverages. Tenant agrees to maintain, throughout the Lease Term (and any other period during which Tenant is in possession of the Premises), at Tenant’s sole cost and expense, (i) comprehensive general public liability insurance in standard form against claims for bodily injury or death or property damage occurring in or upon the Premises, effective from the date Tenant enters into possession and during the term of this Lease and having a combined single limit amount of not less than _______________ Dollars in primary coverage and ________________Dollars in excess liability coverage for injury to one person in one accident, occurrence or casualty, or for injuries to more than one person in one accident, occurrence or casualty; (ii) property damage insurance on Tenant’s alterations and personal property, including furniture, fixtures, and equipment located in the Premises in an amount at not less than their full insurable value, but not less than ________________Dollars for damage to property on any one occurrence; (iii) worker’s compensation and employer’s liability insurance in compliance with applicable legal requirements; (iv) business interruption insurance with limit of liability representing loss of at least approximately six (6) months of income ; and (v) any other form of insurance or endorsements which Landlord or any mortgagee of the Premises shall reasonably require from time to time, in form, in amounts and for risks against which are consistent with commercially reasonable terms and Tenant’s use.
C.	Other than Worker’s Compensation and Property Insurance Policy, any insurance policies required hereunder shall name Landlord, Lender, Landlord’s property manager and service provider as an additional insured on a primary and non-contributory basis and shall provide that they may not be modified or terminated without thirty (30) days advance notice to Landlord, and Tenant shall provide a certificate of insurance to Landlord adding Landlord as an additional insured to its primary liability and excess liability policies. Tenant may provide for replacement policies through different insurers or insurance brokers from time to time, subject, however, to Tenant’s obligation to continuously maintain such insurance as provided in this subsection, and provided that such insurers meet all requirements of this provision. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under policies issued by insurers permitted to do business in the State of _______ and rated in Best’s Insurance Guide, or any successor thereto (or, if there be none, an organization having a national reputation) as having a general policyholder rating of “A-” and a financial rating of at least “X”. Tenant shall furnish to Landlord within thirty (30) days from the date hereof evidence of such insurance coverage by way of a copy of the declarations page of the insurance policy signed by the underwriter, and any amendments and endorsements thereto, and a certificate of insurance clearly evidencing each of the coverages and provisions set forth in this paragraph. Upon (i) thirty (30) days prior written notice without cause or (ii) immediately upon Tenant’s default in obtaining or delivering the policy or certificate for any such insurance or Tenant’s failure to pay the charges, Landlord may procure or pay the charges for any such policy or policies and charge Tenant for such expenses as Additional Rent. The limits of insurance specified in this Section may be adjusted upward by Landlord, if consistent with commercially reasonable standards, in the event that Landlord shall determine that because of: (i) the lapse of time, (ii) any unexpected rates of inflation, (iii) the size of the Premises, (iv) the use of the Premises by Tenant or (v) for any reason similar to those specified in clauses (i) through (iv) immediately above in this paragraph, the limits specified offer inadequate protection to Landlord.
D.	Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering all Alteration made by or on behalf of Tenant and Tenant’s fixtures and equipment located on the Premises, in an amount not less than their full replacement value, including any Alterations made by Tenant, in amount and with such deductibles as determined by Tenant and Landlord based upon commercially reasonable terms, providing protection against any peril included within the standard classification of “All Risk Coverage,” together with insurance against sprinkler damage, vandalism, theft and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair, or replace such fixtures and equipment and Alterations so insured.
E.	Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to Tenant’s workers’ compensation insurance carrier, against Landlord or Tenant, whichever the case may be.
F.	Tenant at its expense shall comply with all requirements of the Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance or other insurance of Landlord or of any other tenant, over that in effect as of the Commencement Date and applicable to the Permitted Use.
G.	Tenant shall provide certificates of insurance (Accord Form #27) to Landlord for all vendors and contractors authorized by Tenant to provide services for the Premises in connection with the Alterations, evidencing the general liability and workers compensation coverages of such vendors and contractors. Landlord must be added as additional insured to the general liability and excess liability policies of such vendors and contractors, and the minimum limit of liability insurance for such vendors and contractors shall be ________________Dollars and the minimum limit of excess liability coverage for such vendors and contractors shall be __________________ Dollars.
5.02	Mutual Indemnity. Tenant assumes responsibility and liability for the Premises to the fullest extent permitted under the applicable state law, and the Tenant shall and does hereby defend, indemnify and save harmless the Landlord and their respective directors, officers, employees, agents, and contractors, (collectively, the “Landlord Indemnitees”) from and against any and all losses, claims, expenses, damages, liabilities and actions whatsoever (including, without limitation, reasonable legal costs) which may be brought or made against any Landlord Indemnitee, or which any Landlord Indemnitee may sustain, pay or incur, in either case as a result of, or in connection with, any act or omission of Tenant or any of Tenant’s employees, agents, invitees or contractors. The Landlord shall and does hereby defend, indemnify and save harmless the Tenant and its directors, officers, employees, agents, contractors and insurers (collectively, the “Tenant Indemnitees”) from and against any and all losses, claims, expenses, damages, liabilities and actions whatsoever (including, without limitation, reasonable legal costs, if requested by Tenant) which may be brought or made against any Tenant Indemnitee, or which the Tenant may sustain, pay or incur, in either case as a result of, or in connection with, any act or omission of Landlord or any of the Landlord’s employees, agents, invitees or contractors.
5.03	Waiver of Subrogation. Landlord and Tenant, in the exercise of their commercial business judgment, acknowledge that the use of insurance is the best way to protect against the risk of loss to their respective properties and economic interests in the Premises. Accordingly, each party to this Lease waives any and every claim that arises or may arise in its favor against the other during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. In as much as these mutual waivers will preclude the assignment of any such claim by way of subrogation to an insurance company (or any other person), each party agrees to immediately give to each insurance company that has issued an insurance policy to such party written notice of the terms of such mutual waivers, and to cause the policies to be endorsed to prevent the invalidation of the insurance coverage by reason of these waivers. Notwithstanding the foregoing release provisions, Tenant agrees that such releases shall not apply to any loss or damage that results from Tenant breaching its maintenance and repair obligations under this Lease. Tenant shall cause its insurance company to consent to such releases and to include a waiver of subrogation endorsement in each of its insurance policies.
5.04	Limited Liability of Landlord. Landlord shall not be liable to Tenant or Tenant’s agents, employees, subtenants, invitees or any person entering upon the Property in whole or in part because of Tenant’s use or occupancy of the Property for any damage or injury to persons or property due to condition, design, or defect in the Building or its mechanical systems or its security plans or systems which may exist or occur, and Tenant assumes all risks of damage or injury to such persons or property. Furthermore, Landlord shall not be liable or responsible for any loss, damage, injury, compensation or claim, directly or indirectly, arising from the interruption of utility service to the Premises, any accident or damage resulting from the use or operation of elevators, or heating, cooling, electrical or plumbing equipment or apparatus unless such was the result of gross negligence of the Landlord, the termination of this Lease by reason of the destruction of the Premises, or any loss, damage or injury to any property or person resulting from fire, explosion, falling plaster or ceiling tile, steam, gas, electricity, water, rain, windstorm, snow or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness, mold or climatic conditions from any other cause of whatsoever kind, or occasioned by theft, act of God, public enemy, criminal activity, injunction, riot, strike, insurrection, war, terrorism, court order, requisition or order of governmental body or authority, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause whatsoever except solely as a result of Landlord’s willful acts or gross negligence. Landlord shall not be liable for any damage or injury whatsoever caused by any other persons in or about the Building or the Premises. All property of the Tenant kept or stored on the Premises shall be kept or stored at the risk of the Tenant only and the Tenant shall indemnify and hold harmless Landlord in the event of any claims arising out of damages or injury to the same. Landlord shall not be liable or responsible in any way for: (a) loss or damage, however caused (unless as a result of Landlord’s grossly negligent action that gave rise to the loss or damage), to money, securities, negotiable instruments, papers or other valuables of the Tenant; or (b) storing Tenant’s personal property upon Tenant’s vacation or eviction from the Premises. Landlord’s liability under this Lease shall be limited to any insurance, Landlord’s equity interest in the Premises and Tenant’s right to abate rent to the extent expressly provided herein, and any judgments against Landlord shall be satisfied solely out of the proceeds of sale of Landlord’s equity interest in the Premises. No judgment rendered against Landlord shall give rise to any right of execution or levy against Landlord’s other assets. No individual who is Landlord or any member or partner of any joint venture, tenancy in common, firm, partnership or other form of joint ownership that is Landlord, or their heirs, personal representatives, executors, successors, and assigns, shall have any personal liability to Tenant, or to any person claiming under or through Tenant, for any amount or in any capacity. Such exculpation of liability shall be absolute and without exception whatsoever. Nothing in this provision, however, shall bar Tenant from seeking and enforcing any equitable remedy of Tenant against Landlord, but any such equitable remedy that can be cured by the expenditure of money may be enforced personally against Landlord only to the extent of Landlord’s equity interest in the Premises. Upon the sale, transfer, or other conveyance of Landlord’s interest in the Premises, Landlord shall be released from all further liability under this Lease accruing subsequent to such sale. In no event shall Landlord be deemed to be in default under this Lease unless (i) Landlord breaches any representation or warranty hereunder or fails to perform any of its obligations under this Lease, (ii) Tenant delivers to Landlord written notice specifying the nature of Landlord’s alleged default, and (iii) Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Any claim, defense or other right of Tenant arising in connection with this Lease shall be barred unless Tenant files an action or interposes a defense based thereon within three (3) years after the date of, or knowledge by Tenant of the occurrence of, the alleged event on which Tenant is basing its claim, defense or right, whichever is later.

ARTICLE VI

USE OF PREMISES

6.01	Permitted Use. Tenant may use the Premises only for the Permitted Use stated in Section 1.07 and in accordance with the Rules and Regulations set forth in Addendum J. Tenant shall (i) use and maintain the Premises and conduct its business thereon in a safe, careful, reputable, and lawful manner, and (ii) comply with all covenants that encumber the Premises. Tenant shall not do or permit to occur within the Premises any act which will increase premiums for any casualty, fire, liability, or other insurance maintained by Landlord on the Premises, or which shall render such insurance void or voidable, excepting however any activities which are usually and customarily anticipated in connection with the uses of the Premises permitted hereunder. Landlord to its current actual knowledge, represents and warrants to Tenant that on the date of delivery of possession of the Premises to Tenant, the Premises shall be in good condition and all building systems serving the Premises shall be in good working order, the Premises will be in compliance with all statutes, laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition and occupancy of the Premises including but not limited to the Americans with Disabilities Act (the “ADA”), and all rules, orders, regulations and requirements of the board of fire underwriters of insurance service office, or any similar body having jurisdiction over the Premises. Landlord, to its current actual knowledge, warrants and represents that no environmental risk or health hazard exists in the Building or on the Premises. Landlord, to its current actual knowledge, warrants and represents that, as of the Commencement Date, the Premises may be legally used under all applicable laws including without limitation applicable building, zoning, and land use ordinances for the uses permitted under this Lease. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week beginning on the Commencement Date.
A.	Tenant acknowledges that no representations as to the condition or repair of the Premises, or promises to alter, remodel, or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant agrees to take possession of and occupy the Premises on the Commencement Date and to continue to occupy the Premises during the remainder of the Term. In addition, Tenant agrees not to commit waste or to suffer or permit waste to be committed in, on or about the Premises, and Tenant agrees to conduct its practice and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, damage the property of, annoy or disturb any third-party or Landlord. Without limiting the foregoing, no loudspeakers or similar device which can be heard outside of the Premises shall, without the prior approval of Landlord, be used in or about the Premises. Furthermore, Tenant shall not use or occupy the Premises for any unlawful purpose, and Tenant shall comply with all present and future laws, ordinances (including zoning), regulations, and orders of the United States of America, the State in which the Building is located, and any other public or quasi-public authority having jurisdiction over the Premises. Tenant agrees not to use or permit the use of the Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material or substance that could pose a hazard to the health or safety of other tenants, occupants and employees in the Building other than the storage and utilization of products and supplies incidental to medical office purposes, provided such storage and utilization is limited directly to medical use and in compliance with applicable laws, ordinances, rules and regulations.
B.	Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for its medical use and occupancy of the Building. If, as a result of any change in the governmental laws, ordinances, rules and regulations, the Premises must be altered to lawfully accommodate Tenant’s use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord’s consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances, rules and regulations.
C.	Tenant shall not install equipment of any kind or nature whatsoever that are not compatible with the Building’s utility systems or that will or may necessitate any changes, replacements or additions to the systems of the Premises or the Building or that will exceed maximum floor loads without the prior written consent of Landlord, which may be conditioned upon, among other things, Tenant’s paying for all such work and performing the same in accordance with plans approved by Landlord.
6.02	Compliance with Laws. Landlord shall operate and maintain the Premises in accordance with all applicable Federal, State, and local statutes, laws, ordinances, and regulations, including delivery of the Premises in compliance with ADA and air quality which shall be maintained according to generally accepted professional standards. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and will promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Premises, all at Tenant’s sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the ADA as it relates to any alterations made by Tenant and any similar state or local laws, regulations, or ordinances. Any changes to the Premises regarding compliance with the law after delivery to Tenant not the responsibility of Landlord and the cost for same shall be Tenant’s.

6.03	Certificate of Occupancy. N/A. See Section 2.02.
6.04	Signs. Any signs installed by Tenant must conform to applicable laws, deed restrictions, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damage and close any holes caused by installation or removal. Tenant must give notice to Landlord prior to installing any sign upon the Premises and must obtain Landlord’s consent, not to be unreasonably withheld, conditioned, or delayed, and use Landlord’s contractor for any installation on the exterior of the Premises. It is understood that any work of any kind made and done under this Section shall be made and done at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from any and all mechanics' liens that may be filed by reason thereof. Tenant shall coordinate the signage through the planning stage prior to the Final Plans and Specifications so that the scope of the signage and electrical requirements can be understood, planned, and coordinated during the construction. Tenant will be responsible for installation and expense of all signage as a direct cost to Tenant and not part of the Total Building Cost as defined herein.
6.05	Utility Service. Tenant shall directly contract and pay the cost of all utility services used for the Premises, including, but not limited to, initial connection charges and all charges for electricity, gas, water, sewer, storm water disposal, trash removal, telephone, security systems, Internet access and other communication services, and any other services that are commonly understood to be utilities, and the cost of replacing light bulbs and tubes. In the event there is an interruption in any utility service which is not caused by the act or omission of Landlord, Landlord will not be responsible for any damage or loss suffered by Tenant as a result of such interruption.
6.06	Landlord’s Access. Landlord and Landlord’s agents, employees and contractors will have the right to, upon reasonable advance notice (in no event less than twenty-four (24) hours’ notice), and without unreasonably interfering with Tenant’s business or access to the Premises, enter the Premises: (a) to inspect the general condition and state of repair of the Premises, (b) to make repairs permitted under this Lease, (c) to show the Premises or the Property to any prospective tenant, investor, or purchaser, and (d) for any other reasonable purpose, without the same being construed as an eviction of Tenant in whole or in part or as an election by Landlord to terminate this Lease. If Tenant changes the locks on the Premises, Tenant must provide Landlord with a copy of each separate key. During the last one hundred eighty (180) days of the Term, Landlord and Landlord’s agents may erect signs on or about the Premises advertising the Premises for lease or for sale. Excepting gross negligence or willful misconduct, Landlord shall in no way be liable for such entry. Rent shall in no manner abate while such repairs, alterations, improvements, or additions are being made by reason of loss or interruption of the business of Tenant because of the prosecution of such work.
6.07	Possession. If Tenant pays the Rent, properly maintains the Premises, and complies with all other terms of this Lease, Tenant may occupy and have quiet enjoyment of the Premises for the full Term, subject to the provisions on this Lease.
6.08	Exemptions from Liability. Landlord will not be liable for any damages to the business (including any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant’s employees, invitees, or customers, or for any injury to Tenant or Tenant’s employees, invitees, customers or any other person in or about the Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Premises or other portions of the Property, or from other sources or places; or (d) any act or omission of any other occupant of the Property. The provisions of this Section will not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

6.09	Interruption. Text Intentionally Deleted

ARTICLE VII

MAINTENANCE, REPAIRS AND ALTERATIONS

7.01	Maintenance and Repairs.
A.	Landlord Obligations. Landlord shall not have maintenance or repair obligations.
B.	Tenant’s Obligations. Subject to the Landlord’s obligations set forth in Article VIII (Damage or Destruction) and Article IX (Condemnation), Tenant shall be responsible for any and all maintenance of the Building, Premises and Property at Tenant’s sole expense consistent with this being an absolutely triple net lease whereby Landlord has improved the Premises solely for Tenant’s use. Tenant shall keep the Premises in good order, condition, and repair and in a clean, sanitary, and safe condition in accordance with all legal requirements. Tenant shall be responsible for all repairs, including capital repairs, and replacement, including all building systems, including without limitation all HVAC equipment, and all repairs to the interior of the Premises. Tenant shall maintain an HVAC maintenance contract during the term of this Lease, which shall be subject to Landlord’s reasonable approval. The maintenance contract shall provide for the inspection and maintenance of the HVAC equipment on not less than a semi-annual basis. Tenant shall repair and maintain the Premises in a manner and condition comparable with other first class medical buildings in the vicinity and shall perform all reasonably necessary services, maintenance, repairs and replacements to the sidewalks, driveways, lighting, gardening, landscaping and regular mowing of grass, elevators, service areas, curbs, and paving, striping and parking lot maintenance, the structural components and interior and exterior walls of the Building, including, but not limited to, the roof, roof system, and skylights (including water tightness of the Building and the Premises), interior and exterior walls (including caulking), foundations, gutters and downspouts, windows, plate glass, interior and exterior doors, interior and exterior overhead doors, dock levelers, interior and exterior pest control and extermination, acts of vandalism, all plumbing, plumbing fixtures, and plumbing located in the foundation or other structural element of the Building, fire protection sprinkler system, interior and exterior electrical, interior and exterior lighting and mechanical equipment, interior and exterior fixtures and systems serving the Premises, Building and Property. If Tenant fails to maintain and repair the Premises as required by this Section, Landlord may, in addition to its other available remedies under this Lease, on ten (10) days’ prior written notice, enter the Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord within thirty (30) days of demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge. At all times during the term of the Lease, Tenant, at Tenant’s sole cost and expense, shall make all necessary arrangements for the removal of all waste generated by Tenant, in accordance with all applicable rules, regulations and Environmental Laws regulating disposal of medical waste. Tenant acknowledges that Landlord is not obligated to maintain the Premises except as expressly provided in this Lease or to inspect the Premises. Tenant shall promptly notify Landlord in writing of any defects, damage or unsafe conditions observed in or about the Premises.
7.02	Alterations, Additions, and Improvements. Tenant shall not make any alterations, decorations, additions or improvements (collectively “Alterations”) of a structural nature in or to the Premises or any Alterations to the exterior of the Premises without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord’s sole discretion, provided however, that Landlord shall not unreasonably withhold its consent to Alterations necessary for Tenant’s medical operations unless such Alterations could adversely affect any structural portion of the Premises or the Building, any building systems or any matter adversely affecting the continued use and occupancy of the Building for medical use in which case such consent shall be determined by Landlord in its sole and absolute discretion. Tenant is not required to obtain the Landlord’s prior written consent for non-structural alterations, additions or improvements that do not cost more than ____________________Dollars, that do not adversely affect the Building’s appearance or value, and that do not modify or affect the roof, plumbing, HVAC systems, life safety systems, or electrical systems. Consent for non-structural alterations, additions, or improvements in excess of _________________Dollars or that modify or affect plumbing, HVAC systems or electrical systems will not be unreasonably withheld, conditioned or delayed by Landlord. To the extent that Tenant’s alterations or improvements void or reduce any warranties assigned hereunder, the liability shall thereafter be the responsibility of the Tenant. Tenant may erect or install trade fixtures, shelves, bins, machinery, supplemental HVAC systems, and refrigeration equipment, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. Any Alterations by Tenant shall be performed in a first-class workmanlike manner by a licensed general contractor approved by Landlord and shall comply with all applicable laws. In connection with any Alterations, Tenant agrees to obtain and deliver to Landlord evidence of satisfactory builders’ risk, worker’s compensation as required by the State of ___________, and liability insurance coverage maintained by the general contractor and written and unconditional waivers of mechanic’s and materialmen’s liens from all contractors, subcontractors, materialmen, and laborers to become involved in such work. Landlord’s consent to any Alterations shall not be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the Property or Building to any mechanic’s or materialmen’s lien which may be filed in connection therewith. If any Alteration is made without the prior written consent of Landlord when required, Landlord may correct or remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work together with interest thereon at the current statutory rate. At the expiration or termination of this Lease, Tenant may, subject to the restrictions of Section 7.03, remove items installed by Tenant, provided Tenant is not in default at the time of the removal and Tenant repairs, in a good and workmanlike manner, any damage caused by the installation or removal. Tenant shall pay for all cost incurred or arising out of alterations, additions, or improvements in or to the Premises and will not permit any mechanic’s or materialman’s lien to be filed against the Premises or the Property. If any lien is filed against the Premises for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after Tenant’s knowledge of same, by bonding or in any other lawful manner. Tenant shall indemnify and hold harmless Landlord from all costs, losses, expenses, and attorneys’ fees in connection with any such lien. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment, reasonably satisfactory to Landlord, of all costs incurred or arising out of any alterations, additions, or improvements.
7.03	Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as received, except for normal wear and tear and any damage caused by a casualty that Tenant is not otherwise obligated to repair under any provision of this Lease. Tenant will not be obligated to repair any damage that Landlord is required to repair under Article VIII (Damage or Destruction). Tenant will not be required to remove any of the initial Improvements installed by Landlord under Addendum E or any alterations, additions or improvements that were made with Landlord’s consent or that were otherwise permitted under the terms of this Lease unless Landlord shall notify Tenant in writing at the time such alterations, additions or improvements are made, that such alteration, addition, or improvement must be removed at the end of the Term. Any property not so removed that Landlord requires to be removed, may be removed by Landlord and stored and/or retained or sold by Landlord and the cost of such removal, storage, and disposition as well as the cost of repairing any damaged caused by such removal, shall be paid by Tenant within thirty (30) days of demand. In no event may Tenant remove any of the following items without Landlord’s prior written consent: (i) electrical or communications wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) HVAC equipment; (vi) plumbing equipment; (vii) fencing or gates; or (viii) any fixtures, equipment or other items that, if removed, would affect the operation or the appearance of the Premises, regardless of whether the same were installed by or on behalf of Tenant or Landlord. However, Tenant may remove Tenant’s trade fixtures, equipment used in Tenant’s business, and personal property. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of the combinations to all locks, safes, and vaults in the Premises. The provisions of this Section will survive the expiration or termination of this Lease.
7.04	Initial Improvements. Any initial improvements to the Property to be made by Landlord or Tenant shall be set forth in the Construction Rider attached hereto as Addendum E and it shall be incorporated herein by reference. All initial construction of improvements on the Property by either Landlord or Tenant shall be governed by the terms of the Construction Addendum referenced above.
7.05	Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever, including, without limitation, any construction, mechanic’s and materialmen’s liens, upon, or in any manner to bind, the interest of Landlord in the Premises, the Building or the Property or to deduct, set off or charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any Alterations, repairs or other work on the Premises, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will timely pay or timely cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any Alterations or other work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that Tenant will save and hold Landlord harmless from and against any and all loss, liability, cost or expense (including, without limitation, attorneys’ fees) based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises, the Building or the Property or under the terms of this Lease. Tenant will not permit any mechanic’s lien or materialmen’s liens or any other liens which may be imposed by law affecting Landlord’s or Mortgagees’ interest in the Premises, the Building or the Property to be placed upon the Premises, the Building or the Property arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant shall discharge or bond over such lien within ten (10) days after such filing. If any such lien shall remain in force and effect for ten (10) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of the bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as, in Landlord’s determination, any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s Mortgagee, the Building and the Property, and Landlord and any such mortgagee are, by the expiration of said ten (10) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and Landlord’s Mortgagee.

As required by ___________ Statute §713.10, Tenant's contract with each supplier or contractor in connection with any Alterations shall state that Tenant's lease with Landlord contains the following language "Landlord’s interest in the Real Property shall not be subject to liens for improvements made by or on behalf of Tenant, and Tenant shall notify any and all contractor(s) making any such improvements of this Lease provision." Tenant acknowledges that any failure by Tenant to include the foregoing language shall, at the option of any such contractor, render its agreement with Tenant void or voidable. Further, Tenant agrees that any notice of commencement and building permit application shall also contain the foregoing required reference to this Lease and language. Tenant further agrees and acknowledges that should it obtain any building permit for tenant improvements or Alterations in the Premises, Tenant shall be unconditionally required to assure that such building permit has been duly closed and shall provide evidence thereof to Landlord; such obligation shall survive the expiration or earlier termination of this Lease. Furthermore, Tenant shall terminate any notice of commencement at the time of such completion.

7.06	Alterations and Rentable Space. If an Alteration changes the rentable square footage of the Building, Tenant shall promptly provide Landlord notice of the same and upon delivery of such notice, Rent shall be deemed amended to reflect such revised rentable square footage for the Building. No Alteration shall reduce the rentable square footage of the Building.

ACTICLE VIII

DAMAGE OR DESTRUCTION

8.01	Notice. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.
8.02	Removal of Debris. In the event of a casualty, Tenant shall be responsible for the prompt removal of all debris resulting from Tenant improvements installed in the Premises by Tenant, including Tenant's furniture and fixtures.
8.03	Termination. If at any time during the Term, the entire Premises or any material portion of the Premises should be destroyed or damaged by fire or other casualty, Landlord shall have the election to repair and reconstruct the damaged portion of the Premises and/or the Building to substantially the condition which existed at the time of the casualty or alternatively, to terminate this Lease. Landlord will notify Tenant of its election within sixty (60) days after the later to occur of the date of receipt of notice from Tenant of such damage or, if an insured loss, the date Landlord receives its final insurance adjustment.
8.04	Repair. If Landlord elects to repair and restore the Premises: (i) this Lease shall continue in full force and effect; (ii) such repairs will be made by Landlord within a reasonable time, but in no event shall Landlord be required to commence such repairs until such time as Landlord has received the proceeds of all applicable insurance therefor, and further provided, that in no event shall Landlord be obligated to expend for such repairs an amount in excess of the net insurance proceeds received as a result of such damage; and (iii) Rent shall abate proportionately as of the date of the casualty according to the area of the Premises which is unusable by Tenant only during the period and to the extent that the Premises are unfit for use, and are not otherwise used, by Tenant for any purpose. Notwithstanding the foregoing, if the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of Rent. If Landlord elects to repair and restore the Premises, Tenant hereby covenants and agrees to restore the interior of the Premises, pursuant to Landlord's standard construction procedures, and reopen fully stocked and staffed in the Premises promptly thereafter. If the Premises are so damaged that rebuilding or repairs cannot reasonably be completed or are not completed within two hundred seventy (270) days after the date of the casualty, Tenant may at its option, terminate this lease upon ninety (90) days written notice to Landlord.

ARTICLE IX

CONDEMNATION

9.01	Definition/General. In the event of a taking of all or any part or of any interest in the Premises or any other part of the Property by reason of any exercise of the power of eminent domain, or if there is a transfer thereof or of any interest therein, made in avoidance of an exercise of the power of eminent domain (all of the foregoing being hereinafter collectively referred to as a "Taking"), the following provisions shall apply. Landlord shall notify Tenant of any pending or threatened Taking and of all related proceedings including the settling of any award.
9.02	Total Taking. In the event of a Taking of all or substantially all of the Premises, this Lease shall terminate as of the date of such Taking and all of Tenant's obligations hereunder, including its obligation to pay Rent accruing from and after the date of the Taking shall terminate as of the date of such Taking.
9.03	Partial Taking. In the event of a Taking of: (i) more than twenty percent (20%) of the Premises; (ii) more than thirty percent (30%) of the Property; (iii) more than twenty-five Percent (25%) of the Common Areas (including the parking areas); or (iv) more than one (1) of the accessways serving the Premises without replacement thereof, then Tenant or Landlord may terminate this Lease by notice to the other within sixty (60) days after possession is taken by the condemning authority; provided, however, in the event Tenant elects to terminate this Lease pursuant to clause (iii) above, Landlord shall have the right to nullify such election by giving Tenant notice of its election to promptly restore the Common Areas so taken or furnish substitute facilities which are functionally equivalent to or better than the Common Areas so taken and within a reasonable distance from those portions taken.

9.04	Restoration. In the event this Lease is not canceled as herein provided, then:

9.05	Landlord's Option. Landlord shall, at Landlord's option: (i) if possible, restore, if the condemnation award proceeds are available and sufficient to do so, the affected portion and, if applicable, so much of the remainder of the Premises to a complete architectural unit to the extent that they existed on the date physical delivery thereof was initially delivered to Tenant prior to the Commencement Date (in any event subject to then existing Code); and (ii) turn over to Tenant (for restoration purposes by Tenant) that portion of Landlord's award applicable to Tenant's Work initially installed by Tenant and additional Tenant improvements that was awarded to Landlord (rather than to Tenant) and not otherwise received by Tenant from the condemning authority or pursuant to the Section entitled "Award" below for such element of damage. Following the physical delivery of the Premises to Tenant, Tenant shall commence and complete restoration of the Premises to at least the extent of Tenant's Work initially installed by Tenant and additional Tenant improvements. During the period of restoration in the Premises only, the Rent shall be equitably abated in accordance with this Lease.
9.06	Rent Abatement. During the period of restoration in the case of either of the foregoing occurrences in this Section, the Rent shall be equitably abated in according to the nature and extent that Tenant's use and enjoyment of the Premises has been affected.
9.07	Award. All damages awarded for any taking under the power of eminent domain shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. Notwithstanding the foregoing, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; PROVIDED, HOWEVER, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold, and any such award shall not reduce amounts that would otherwise be available to Landlord. Notwithstanding the foregoing provisions of this Article, Landlord may terminate this Lease with no further liability to Tenant in the event that following any taking of any part of the Premises by right of eminent domain, or any conveyance in lieu thereof, any party holding a mortgage, trust deed or similar lien on Landlord's interest in the Premises elects to require the application of an award or payment for the taking or conveyance in lieu thereof to reduce the indebtedness secured by such mortgage, trust deed or similar lien. Tenant shall have no claim against Landlord on account of any such acquisition for the value of any unexpired lease term remaining after possession of the Premises is taken.

ARTICLE X

ASSIGNMENT AND SUBLETTING

10.01	General Terms.

A.	Assignment or Transfer by Tenant. Tenant shall not assign, mortgage, or otherwise encumber this Lease or sublet the whole or any part of the Premises, whether voluntarily or by operation of law (collectively, “Assignments”), or permit the use or occupancy of the Premises by anyone other than Tenant or for any use other than the use described in Section 10.01 hereof, without the prior written consent of Landlord, which consent may be withheld for any reason whatsoever. Any transfer by sale, encumbrance or otherwise, either directly or indirectly, of a majority of Tenant’s stock (if Tenant is a corporation) or a majority of the partnership interest in Tenant (if Tenant is a partnership) or a majority of the membership interest in Tenant (if Tenant is a limited liability company) shall be deemed an “Assignment” within the meaning of this Lease and (i) subject to the requirements of this Article X, and (ii) will require a guaranty of Tenant’s obligations hereunder by such majority owner of the interest in Tenant at Landlord’s sole discretion. The consent by Landlord to any Assignment, or Landlord’s collection or acceptance of Rent from any such assignee, subtenant, or other occupant (collectively “Assignee”), shall not constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease or approval of any Assignment that has not been approved by Landlord in writing. Consent by Landlord in one or more instances to any Assignment shall not be construed to relieve Tenant from the requirement of obtaining Landlord’s consent to any future Assignment.
B.	In the event of any Assignment permitted under the terms of this Article X, then: (i) Tenant, and any subsequent assignee who in turn enters into an Assignment, shall each remain fully and primarily liable for all of the obligations of Tenant under this Lease (regardless of any subsequent amendment or modification of this Lease and regardless of any further Assignments, all of which are hereby deemed to be consented to by Tenant and subsequent Assignees) unless Landlord has agreed, in writing, to release Tenant from such liability in connection with Landlord’s approval of any such Assignment; and (ii) each assignee must agree in writing to assume the obligations of Tenant under this Lease by agreement satisfactory to Landlord and delivered to Landlord within ten (10) days after the date that the Lease assignment is executed.
C.	Other Requirements. If Tenant desires to enter into an Assignment, Tenant shall give Landlord written notice at least sixty (60) days in advance of the date on which the proposed Assignment is to take effect, such notice to include the terms and conditions of the proposed Assignment, financial information on the proposed Assignee and other information as Landlord may reasonably require relating to the proposed Assignment and Assignee. Financial information shall demonstrate financial strength of the proposed assignee as strong or stronger that the financial information previously provided by Tenant and Guarantor, as applicable. Further, such assignee shall have: (x) operated or managed (whether directly or through its operating subsidiary(ies)) at least two (2) facilities engaged in the same use (or the number of such facilities operated and/or managed by Guarantor, whichever is less) and (y) has been in the business of operating or managing such facilities for at least three (3) years (or for such period as Guarantor has been in such business, whichever is less). Tenant shall be responsible for the payment of Landlord’s reasonable attorneys’ fees incurred in connection with Landlord evaluating any requested Assignment by Tenant, which amount shall be paid within five (5) days after receipt of a billing, therefore.
D.	If a Default occurs while the Premises is assigned or sublet, Landlord may, at Landlord’s option, in addition to any other remedies provided in this Lease or by law, collect, directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rents against any sums due to Landlord under this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or be a consent to the assignment of this Lease or the subletting of the Premises. Landlord may freely assign this Lease in connection with the sale of the Building without Tenant’s consent (but with written notice to Tenant) and Landlord’s assignee shall assume all liability hereunder, including the Security Deposit, and Landlord shall be released from the terms of the lease upon any such assignment.
E.	Subletting. Subject to the above, Tenant may: (i) with Landlord's prior written consent, sublet portions of the Building in the ordinary course of Tenant's business to subtenants of such Building for customary uses ancillary to Tenant's permitted use including, pharmacy, physical therapy, and sundry providers; (ii) any such subletting shall be no more than five (5%) percent of the Building and no more than ten percent (10%) of the Building in the aggregate of all subleases; and (iii) subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, in each case using a form of sublease reasonably approved by Landlord. Tenant shall be responsible for the payment of Landlord’s reasonable attorneys’ fees incurred in connection with Landlord evaluating any requested subletting by Tenant, which amount shall be paid within five (5) days after receipt of a billing, therefore.
10.02	Permitted Assignments. Provided no Default exists under the Lease, Tenant may make an Assignment of this Lease without Landlord’s consent, but with written notice delivered to Landlord at least forty-five (45) days in advance of the Assignment, together with financial information on the proposed Assignee, to one of the following entities in connection with one of the following transactions: (i) an Assignment of the Lease to a parent entity provided the parent entity and Tenant collectively have a tangible net worth that is equal or better than that of Tenant as of the Effective Date, or (ii) an Assignment to any corporation or other entity resulting from a merger or consolidation of or with Tenant or an acquisition of all or substantially all of Tenant’s assets provided (A) the tenant following such transfer (1) has a tangible net worth that is equal or better than that of Tenant as of the Effective Date, and (2) provides a guarantor of this Lease that has a tangible net worth that is equal or greater than that of Tenant (i) as of the Effective Date and (ii) as of such date of assignment, and such entity executes a guaranty in favor of Landlord in form and content reasonably satisfactory to Landlord, (B) has received any necessary licenses, permits or approvals necessary to occupy the Premises in accordance with all laws, ordinances, rules and regulations, and (C) Landlord shall be provided upon request financial information reasonably required to demonstrate compliance with the requirements under subsection (A) hereof.

ARTICLE XI

DEFAULT AND REMEDIES

11.01	Default. Each of the following events is a default under the Lease (a “Default”)
A.	Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due, and the continuance of that failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant; provided, however, that Landlord shall only be required to give Tenant notice and opportunity to cure such failure twice in any given twelve (12) month period, including any notice and cure related to 11.01(B) below. This clause will not be construed to permit or allow a delay in paying Rent beyond the due date and will not affect Landlord’s right to impose a Late Charge as permitted in Section 3.03:
B.	Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant; provided, however, such failure shall not be an Event of Default if due to the nature of the failure it cannot be cured within the above-mentioned thirty (30) day period provided that Tenant has commenced the cure within such thirty (30) day period and diligently pursues such curative action to completion as reasonably determined by Landlord:
C.	Failure of Tenant or any guarantor of Tenant’s obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;
D.	The commencement by Tenant or any guarantor of Tenant’s obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;
E.	The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor; (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief that is not fully stayed within seven (7) business days after the entry thereof;
F.	Vacancy or abandonment by Tenant of any substantial portion of the Premises or cessation of the use of the Premises for the purpose leased (Tenant may not allow the Premises to “go dark”);
G.	A receiver or Trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations under this Lease;
H.	A default beyond any applicable cure period by any Guarantor under the Guaranty;
I.	Any material misrepresentation by Tenant under this Lease or in any written report, notice or communication made pursuant hereto from Tenant to Landlord with respect to Tenant, any Guarantor, or the Premises;
J.	The occurrence of any other event or circumstance described as a Default in this Lease.
11.02	Remedies. Upon the occurrence of any Default listed in Section 11.01, and such default is not cured by Tenant within any applicable grace or cure period, Landlord, at any time thereafter, may, if available under applicable state law, at its option, without further notice or putting in default, accelerate the rent to become due for the balance of the Lease Term; proceed for all past due rent, and other damages caused by the default and exercise any or all of the following rights or remedies:
A.	Landlord may cancel and terminate this Lease, and this cancellation will be effective immediately, Tenant hereby expressly waiving the legal notice to vacate, if available under applicable state law. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy that Landlord may have for possession of the Premises or Rent in arrears, resume possession of the Premises by any lawful means and remove Tenant and other occupants and their effects, without being liable for any claim for damages due to the termination of this Lease or termination of possession. Tenant shall pay to Landlord on demand the amount of all Rent and loss and damage Landlord may suffer reason of the termination or inability to relet the Premises up to the date termination, in addition to any other liabilities that survive the termination of this Lease.
B.	Landlord may enter upon and take possession of the Premises, without terminating this Lease and without being liable for any claim for damages due to termination of possession and expel Tenant and any other person who may be occupying the Premises or any part thereof. Landlord may relet the Premises and receive rent from the new occupant. Tenant agrees to pay to Landlord monthly, or on demand from time to time, any deficiency that may arise by reason of any such reletting. In determining the amount of the deficiency, professional service fees, broker commissions, property management fees, reasonable attorneys’ fees, court costs, remodeling expenses, new tenant improvement allowance, and other reasonable costs of reletting will be subtracted from the amount of rent received from the new occupant.
C.	Landlord may enter upon the Premises, without terminating this Lease and without being liable for any claim for damages due to such entry and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses that Landlord incurs in performing Tenant’s obligations under this Lease, together with interest thereon at the prime rate stated in the Wall Street Journal plus five percent (5%) per annum from the date spent until paid.
D.	Declare the entire balance of all forms of Rent due hereunder for the remainder of the term of this Lease (“Accelerated Rent”) to be due and payable and may collect the same by distress or otherwise. Notwithstanding the foregoing, Landlord agrees that provided Tenant pays the Accelerated Rent within thirty (30) days of written demand (which shall be accompanied by a calculation of the Accelerated Rent in accordance with this Lease), then Landlord agrees that for a period of two (2) years after such payment, Landlord shall (i) seek to mitigate Tenant’s damages by re-letting the Premises to a tenant acceptable to Landlord, and in the event of re-letting during such period, shall refund to Tenant that portion of the Accelerated Rent which has been mitigated as then so determined; or (ii) upon written request of Tenant, shall permit Tenant access to the Premises, through a licensed broker acting on Tenant’s behalf, and shall cooperate with Tenant so that Tenant may mitigate its damages directly by presenting to Landlord, a tenant acceptable to Landlord, in Landlord’s sole but reasonable judgment, who thereafter enters into a lease of the Premises with Landlord, in which event Landlord shall refund to Tenant in the same manner as subsection (i) above. Neither the enforcement or collection by Landlord of those amounts nor the payment by Tenant of those amounts will constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies that the Landlord may have with respect to any breach. In no event shall Tenant be liable to Landlord for any indirect, special, consequential, or punitive damages.
E.	Unless otherwise provided by applicable state law, no re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any reentry, taking possession or reletting, Landlord may, at any time, thereafter, elect to terminate this Lease for a previous Default. Pursuit of any of the foregoing remedies will not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the provisions in this Lease. Failure of Landlord to declare any Default immediately upon its occurrence, or failure to enforce one or more of Landlord’s remedies, or forbearance by Landlord to enforce one of more Landlord’s remedies upon a Default, will not be deemed to constitute a waiver of any of Landlord’s remedies for any Default. Pursuit of any one of the remedies will not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of a Default by Tenant under this Lease, or the deficiency from any reletting, will include the reasonable expense of taking possession and any repairs performed by Landlord after a Default by Tenant. If Landlord terminates this Lease at any time for any Default, in addition to other Landlord’s remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the Default, including the cost of recovering the Premises and the Rent then remain remaining unpaid. Tenant agrees that the statute of limitations for any legal action by Landlord shall not begin to run until the Expiration Date.
F.	Upon Tenant’s default, Landlord may demand specific performance or a mandatory injunction requiring Tenant to perform its obligations, or both. In addition, Landlord may cure Tenant’s default and demand of Tenant immediate repayment of all reasonable amounts expended or advanced by Landlord in connection therewith, plus interest at the prime rate stated in the Wall Street Journal plus five percent (5%) per annum. In order to effect any cure requiring work to be performed on the Premises, Landlord may, if it deems necessary, enter the Premises to effect such cure, and Landlord may exercise such remedy without any notice to Tenant if Landlord in its good faith judgment believes it would be injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.
G.	Landlord shall have an affirmative duty to mitigate Landlord’s damages as required by applicable law; provided, however, that Landlord will not be obligated to incur material expenses or to use any efforts that are in addition to its normal leasing efforts.
H.	No right or remedy of Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy now or hereafter existing under this Lease, at law, in equity or by statute. Landlord will not be liable for any damages resulting to Tenant from any right or remedy exercised by Landlord, unless it is caused by the sole, joint or concurrent gross negligence or willful misconduct of Landlord.
11.03	Landlord Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord’s obligations under this Lease to Landlord and to any ground lessor, mortgagee, or beneficiary under any deed of trust or mortgage encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord will not be in default under this Lease unless Landlord (or the ground lessor, mortgagee, or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant’s notice. However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord will not be in default if the cure is commenced within the thirty (30) day period and is thereafter diligently pursued to completion. If Landlord shall fail to cure the non-performance within the thirty (30) day period or fails to diligently pursue to completion during such longer period permitted above, Tenant may remedy the nonperformance and Landlord shall reimburse Tenant for same within thirty (30) days after Landlord’s receipt of written request for reimbursement accompanied by adequate documentation of such expense (a “Default Reimbursement Request”). If Landlord shall fail to make payment to Tenant within such 30-day period on the Default Reimbursement Request, Tenant shall re-deliver the Default Reimbursement Request to Landlord and to Landlord’s lender at lender’s last known address and Landlord shall have an additional thirty (30) days to reimburse Tenant. If Landlord shall fail to reimburse Tenant within the additional thirty (30) day period, Tenant shall then have the right to deduct the cost from subsequent payments of Rent due to the Landlord under this Lease.
11.04	Limitation of Landlord’s Liability. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises, or the leasehold estate under a ground lease of the Premises, at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such title or estate. Any Landlord who transfers its title, estate or other interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of the transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord, to the extent the Security Deposit has not then been applied under the terms of this Lease. Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed, honored, or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the land and building owned by Landlord comprising the Property for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord), and the rents, income, proceeds and insurance policies therefrom or pertaining thereto, it being agreed that Landlord shall not be personally liable (nor shall any entity of Landlord be liable) for any such judgment in excess of such amounts and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for the satisfaction of Tenant’s remedies.
11.05	Bankruptcy Event. Any Event of Default of the type described in the subsection entitled "Bankruptcy" under the Default provisions of this Lease (a "Bankruptcy Event") shall be deemed in material breach of Tenant's obligations hereunder and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in the law in connection with any Bankruptcy Event.
A.	No default of this Lease by Tenant, either prior to or subsequent to the happening of any Bankruptcy Event, shall be deemed to have been waived unless expressly done so in writing by Landlord.
B.	It is understood and agreed that this is a lease of real property as such a lease is described in Section 365(b)(3) of the Bankruptcy Code, that Landlord is entitled to all rights and benefits of a landlord thereunder, and that nothing contained herein shall be deemed a waiver of any such right or benefit.

ARTICLE XII

PROTECTION OF LENDERS

12.01	Subordination, Non-Disturbance, and Attornment. This Lease shall be subject and subordinate to any ground lease, mortgage or deed of trust or other encumbrance which now affects the Premises or any portion thereof, provided that on the Acquisition Date, Landlord obtains from every senior landlord, mortgagee and holder of a deed of trust or mortgage upon the Premises and from any other person or entity having an interest or estate in the Premises superior to Tenant (each a “Landlord’s Mortgagee” and collectively, “Landlord’s Mortgagees”), a Subordination, Non-Disturbance and Attornment Agreement in recordable form and substantially similar to the form of Addendum I attached hereto and made a part hereof (each a “Subordination, Non-Disturbance and Attornment Agreement”), or such other commercially reasonable form subject to reasonable approval of all parties thereto. Landlord may subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements, or extensions thereof, whenever made or recorded. Landlord’s right to so subordinate is subject to Landlord providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the future ground lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Premises during the Term will not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize the transferee or successor as Landlord under this Lease. If any ground lessor, beneficiary, or mortgagee elects to have this Lease be superior to its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, then this Lease will be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof.
12.02	Signing of Documents. Tenant shall sign and deliver any document that may be requested to evidence any attornment or subordination, or any agreement to attorn or subordinate, as long as the document is consistent with the provisions of Section 12.01. If the Tenant fails to do so within ten (10) days after a written request, and such failure continues for another five (5) days after an additional written request, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver the attornment or subordination document.

12.03	Certificates.

A.	Upon Landlord’s written request, Tenant shall execute and deliver to Landlord a written and acknowledged statement in favor of Landlord or any prospective purchaser, investor or mortgagee of the Premises certifying: (1) whether Tenant is an assignee or subtenant; (2) the Expiration Date of this Lease; (3) the number of renewal options under this Lease and the total period one of time covered by the renewal option(s); (4) that none of the terms or provisions of this Lease have been changed since the original execution of this Lease, except as shown on attached amendments or modifications; (5) that to the best of Tenant’s knowledge, no default by Landlord exists under the terms of this Lease (or if Landlord is claimed to be in default, stating why); (6) that Tenant has no claim against Landlord under this Lease and has no defense or right of offset against collection of Rent under this Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any Security Deposit and other deposits, if any; (9) the identity and address of any guarantor of this Lease; and (10) such other commercially reasonable information as may be requested . Tenant shall deliver the statement to Landlord within fifteen (15) days after Landlord’s request provided the notice is delivered in compliance with the notice provisions set forth in Section 14.07 hereof. Landlord may forward any such statement to any prospective purchaser or lender of the Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.
B.	If Tenant does not deliver the written statement to Landlord within the fifteen (15) day period, and such failure continues for another five (5) days after an additional written request, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed excepts as otherwise represented by Landlord; (2) that this Lease has not been terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent; and (5) that Landlord is not in default under this Lease. In such event, Tenant will be stopped from denying the truth of the presumed facts.
12.04	Tenant’s Financial Condition. Within twenty (20) days after a written request from Landlord, but not more than twice in any calendar year, Tenant shall deliver to Landlord financial statements and financial information as are reasonably required by Landlord, in the form of the following:
(i)	Annual Reports: Within ninety (90) days after the end of each calendar year, a profit and loss statement and financial statement of Tenant and each Guarantor for such year, and a balance sheet as of the end of such year, in a form reasonably satisfactory to Landlord. Tenant agrees to provide to Landlord an update or amendment to such information when reasonably requested by Landlord, which shall include execution of such certification statements as may be requested by Landlord or any lender to Landlord.
(ii)	Tax Returns: Within thirty (30) days after filing, but in any case within ninety (90) days of the standard filing date, copies of all federal and state, as appropriate, income tax returns on Tenant and each Guarantor, including all schedules and accompanying materials, each prepared by a certified public accountant reasonably acceptable to Landlord.
(iii)	All financial statements must be prepared in accordance with generally accepted accounting principles consistently applied, include balance sheets, income information, contingent liabilities, and be in form and content acceptable to Landlord. In addition, Tenant shall deliver to any lender or investor designated by Landlord the foregoing financial statements required by the lender and any additional financial information as reasonably requested by such parties, including explanatory information, to facilitate the financing or refinancing of the Premises or by any investor to facilitate investment in the Property. Tenant represents to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purpose set forth in this Lease.

ARTICLE XIII

ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

13.01	Tenant’s Compliance with Environmental Laws. Tenant, at Tenant’s expense shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant’s use of the Property and with the recorded covenants, conditions and restrictions (provided Landlord has notified Tenant of the same and provided copies thereof), regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality. Hazardous Materials (as defined in Section 13.03(a), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.
13.02	Tenant’s Indemnification. Except for materials that are customarily used in connection with the Permitted Use and then only in compliance with all Environmental Laws, Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in or about the Property by Tenant, or Tenant’s agents, employees, contractors, or invitees without the prior written consent of Landlord. Tenant shall notify Landlord immediately of the presence of or disposal of Hazardous Materials on or near the Premises, and of any notice by a party alleging the presence of a Hazardous Materials on or near the Premises. If the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property in accordance with applicable Environmental Laws (as defined below), or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss of restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in set in settlement of claims, reasonable attorneys’ fees, court costs, consultant fees and expert fees) that arise during or after the term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, remove or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant’s sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions is first obtained. In no event shall Tenant be liable to Landlord for any indirect, special, consequential, or punitive damages. This indemnity shall survive the expiration date or earlier termination of this Lease and shall survive any transfer of Landlord’s interest in the Property.

13.03	Hazardous Materials and Environmental Law.
A.	For purposes of this Lease, the term “Hazardous Materials” means (i) any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Clean Water Act, as amended, the Water Pollution Control Act, as amended, the Solid Waste Disposal Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted, including without limitation; any substance (a) containing petroleum, crude oil or any fraction thereof; (b) containing polychlorinated biphenyls (PCBs); (c) containing asbestos; (d) containing mold-producing organisms; or (e) which is radioactive or any substance constituting “Medical Waste” as defined below. “Medical Waste” shall mean any solid, semisolid, gaseous, or liquid waste, which is generated or utilized in the diagnosis, treatment (e.g., provisions of medical services), immunization or performance of a service to the body of human beings, and for greater certainty shall include all waste generated by Tenant in relation to its use and shall include the use of licensed medical waste management companies. To the extent any Environmental Laws establish a meaning for the term “Hazardous Materials” which is broader than that provided above, such broader definition shall apply in this Lease;
B.	For purposes of this Lease, the term “Environmental Laws” means any and all federal, state, local, or other laws (including but not limited to civil law and common law), statutes, treaties, ordinances, rules, regulations, codes, policies, jurisprudence, orders, decrees, penalties, permits, licenses, approvals, authorizations, actions or requirements or similar items, whether heretofore existing or hereafter enacted, promulgated, signed, ordered, or otherwise arising or becoming effective, as they exist now or in the future, and all amendments thereto, insofar as the same or any of them concern, affect, regulate or involve the indoor or outdoor environment, natural resources, ecology, wildlife, wetlands, health or safety, Hazardous Substances, raw materials, products or similar matters, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601, et seq.), as amended, the Resource Conservation and Recovery Act (42 U.S.C. §6901, et seq.), as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Toxic Substance Control Act (15 U.S.C. §2601, et seq.), as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. §1251, et seq.), as amended, the Clean Air Act (42 U.S.C. §7401, et seq.), as amended, the Occupational Safety and Health Act (29 U.S.C. §651, et seq.), as amended, the National Environmental Policy Act (42 U.S.C. §11001, et seq.), as amended, and all regulations corresponding to or promulgated under authority of any of the foregoing statutes.
13.04	Landlord to its current actual knowledge, represents and warrants that Landlord has not used the Property or any portion thereof for the production, disposal or storage of any Hazardous Materials and Landlord, to its current actual knowledge, is not aware of any such prior use or any proceeding or inquiry by a governmental authority with respect to the presence of such waste or substance on the Property or the movement thereof from or to adjoining property. Landlord agrees to remove at Landlord’s sole cost and expense, any Hazardous Materials, which are used in the construction of the Building. Further, Landlord’s cost for the removal of Hazardous Materials from the Property used in the construction of the Building shall be excluded from operating expenses that would otherwise be passed through to Tenant inclusive of any material that is deemed toxic presently. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all losses, costs (including reasonable attorneys’ fees), liabilities and claims arising from any violations of any environmental regulations and/or the existence of Hazardous Materials used in the construction of the Building that are in, on or under the Property as of the Commencement Date, and shall assume full responsibility and cost to remedy such violations and/or the existence of Hazardous Materials used in construction of the Building, provided and to the extent that such violation or the existence of Hazardous Materials is not caused by Tenant.

ARTICLE IV

MISCELLANEOUS AND ADDITIONAL PROVISIONS

14.01	Force Majeure. Except for the obligation of payment hereunder including Base Rent, Additional Rent and Operating Costs, if performance by Landlord or Tenant of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage or material or labor, restriction by any governmental authority, civil riot, failure of power, flood, or any other cause beyond the reasonable control of that party, and not due to the fault or negligence of that party, or for any cause due to any act or neglect of the other party or its servants, agents, employees, or any person claiming by, through or under the other party, then the party that is delayed or prevented from doing or performing the act or thing shall not be liable or responsible for any such delays, the doing or performing of such act or thing shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.
14.02	Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular, and the masculine, feminine and neuter genders will each include the other.
14.03	Waivers. Any waivers of any provisions of this Lease must be in writing and signed by waiving party. Landlord’s delay or failure to enforce any provisions of this Lease or Landlord’s acceptance of late installments of Rent or Additional Rent will not be a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a check from Tenant or in a letter accompanying a check will be binding on Landlord, nor shall it be deemed an accord and satisfaction or recognized for any purpose whatsoever. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owned by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy.
14.04	Severability. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable will not invalidate the remainder of that provision or any other provision of this Lease, which will remain in full force and effect.
14.05	Joint and Several Liability. In any right of action which shall accrue to the Landlord under this Lease, the Landlord may, at Landlord's option, proceed against the undersigned and the Tenant, jointly, severally, or in solido, but only up to a Tenant Guarantor’s pro rata interest in Tenant, and may proceed against the undersigned without having commenced any action against or having obtained any judgment against the Tenant. Tenant will be responsible for the conduct, acts and omissions of Tenant’s agents, employees, customers, contractors, invitees, agents, successors, or others using the Premises with Tenant’s express or implied permission.
14.06	Amendments or Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties.
14.07	Notices. All notices and other communications required or permitted under this Lease must be in writing and will be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic mail (provided that notice is also sent by either the method described in (i) above or (iii) below); or (iii) upon deposit in the United States Mail as required below or with a nationally recognized overnight courier that provides tracking. Notices may be transmitted by electronic mail to the email address specified in Article I of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, certified mail, return receipt requested, postage prepaid, and properly addressed to the intended recipient as set forth in Article I. Notices sent by any other means will be deemed delivered when actually received, with proof of delivery. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. Also, copies of all notices must also be delivered to the following persons:

If notice is given to Tenant, then copy to:

________________________

________________________

________________________

________________________

If notice is given to Landlord, then copy to:

_______________________

_______________________

_______________________

_______________________

14.08	Attorneys’ Fees. If, on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys’ fees and court costs, if any, whether or not suit is instituted in connection with the enforcement defense.
14.09	Venue and Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of ______________ without reference to any conflict of law principles. Landlord and Tenant consent to the exclusive jurisdiction of the State of ___________ courts located in the county where the Property is located with respect to any claim or controversy arising under this Lease or between them.
14.10	Survival. All obligations of any party to this Lease that are not fulfilled at the expiration, or the termination of this Lease will survive such expiration or termination as continuing obligations of the party.
14.11	Guaranty. This Lease and the obligations of Tenant hereunder are guaranteed by the parties (the “Guarantors”) executing the Guaranty (the “Guaranty”) attached hereto as Addendum D and made a part hereof for all purposes. Guarantors may assign the Guaranty in the event of a permitted Assignment consented to in writing by Landlord and shall be fully released from all obligations under the Guaranty after the assignment thereof provided the proposed transferee assumes in full the obligations of Guarantors under the Guaranty arising after the transfer, so long as the assignee(s) of the Guaranty has/have a financial profile sufficient to satisfy the financial obligations under this Lease as reasonably determined by the Landlord and approved by Landlord’s lender in such lender’s sole discretion in advance of any such assignment.
14.12	Binding Effect. Subject to the limits on Tenant’s assignment contained in Article X, this Lease will inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors, and assigns. However, Landlord will not have any obligation to Tenant’s successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.
14.13	Patriot Act Representation. Landlord and Tenant each represent to the other that: (1) its property interests are not blocked by Executive Order No. 13224, 66 Fed. Reg 49079; (2) it is not a person listed on the Specially Designated Nationals and Blocked Persons list of the Office of Foreign Assets Control of the United States Department of the Treasury; and (3) it is not acting for or on behalf of any person on that list.
14.14	Offer. The execution of this Lease by the first party to do so constitutes an offer to Lease the Premises. Unless this Lease is signed by the other party and a fully executed copy is delivered to the first part within ten (10) days after the date of execution by the first party, such offer to lease will be deemed automatically withdrawn. Any acceptance of an offer that has been withdrawn will only be effective if the party that withdrew the offer subsequently agrees to the acceptance either in writing or by course of conduct.
14.15	Additional Provisions. Landlord and Tenant agree to any provisions set forth on the attached addendum as set for in Section 1.09.
14.16	Consult an Attorney. This Lease is an enforceable, legally binding agreement. Read it carefully. By executing this Lease, Landlord and Tenant each agree to the provisions contained in this Lease.
14.17	Exclusive Use. Landlord agrees that it will not, during the Term or any extension thereof, develop property owned by Landlord within a five (5) mile radius of the Property or lease any space within a five (5) mile radius of the Property, or consent to a sublease under or an assignment of, for the operation of a medical emergency room or ambulatory surgery center the “Restricted Use”, whose business is in direct competition with that of Tenant. If Landlord violates the terms of this paragraph and the Landlord or other person conducts a Restricted Use (an “Exclusive Violation”), and the Exclusive Violation continues for thirty (30) days after notice from Tenant, then Tenant shall be entitled to injunctive relief as a remedy against Landlord. If the Exclusive Violation continues for six (6) months, then Tenant shall have the right, in addition to its other remedies available at law or in equity, to terminate this Lease at any time thereafter, in which case this Lease shall terminate on the date set forth in Tenant’s notice as if that were the date set forth in the Lease for the natural expiration thereof, and no termination penalty will be payable to Landlord.
14.18	Parking. Tenant shall have the exclusive use of all parking spaces located on the Property without any additional payment or compensation due to Landlord.
14.19	Option to Purchase. The members of Tenant shall have an option to purchase the Property pursuant to the terms and conditions of Addendum F attached hereto and by this reference incorporated herein.
14.20	Memorandum of Lease. This Lease shall not be recorded; however, a Memorandum of Lease (the "Memorandum of Lease"), suitable for recording in the proper filing office in which the Premises is situated, in the form attached as Addendum H, shall be executed by all parties simultaneously with the execution of this Lease. Tenant may cause a copy of said Memorandum of Lease to be recorded on the Acquisition Date. The Memorandum of Lease shall incorporate a complete and correct legal description of the Premises. If this Lease terminates, Tenant will deliver, in recordable form and in form and content acceptable to Landlord in its reasonable discretion, a termination of this Lease and Memorandum of Lease.
14.21	Relationship of Landlord and Tenant. It is understood and agreed that Landlord shall in no event be construed or held to be a partner, joint venturer, or associate of Tenant in the conduct of Tenant's business, and Landlord shall not be liable for any debts incurred by Tenant in the conduct of Tenant's business; but it is understood and agreed that the relationship is and at all times shall remain that of Landlord and Tenant.
14.22	NO REQUIREMENT TO REFER. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO REQUIRE TENANT TO ADMIT PATIENTS TO ANY AFFILIATED OR RELATED ENTITY OF THE LANDLORD OR TO PROVIDE INPATIENT, OUTPATIENT OR ANY OTHER SERVICES TO PATIENTS, TO ORDER ANY GOODS OR SERVICES FROM LANDLORD OR OTHERWISE GENERATE BUSINESS FOR LANDLORD. NOTWITHSTANDING ANY UNANTICIPATED EFFECT OF ANY PROVISION OF THIS LEASE, NEITHER PARTY WILL KNOWINGLY OR INTENTIONALLY CONDUCT ITSELF IN SUCH A MANNER AS TO VIOLATE THE PROHIBITION AGAINST FRAUD AND ABUSE IN CONNECTION WITH THE MEDICARE AND MEDICAID PROGRAMS (42 USC SECTION 1320A-7B).
14.23	Fraud and Abuse Law. The Parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable state, local, and federal law including the Medicare/Medicaid Anti-Fraud and Abuse Amendments. Notwithstanding any unanticipated effect of any of the provisions herein, neither party will intentionally conduct itself under the terms of this Agreement in a manner to constitute a violation of the Medical and Medicaid Fraud and Abuse Law.
14.24	No Improper Benefits. It is specifically agreed and understood between the Landlord and Tenant that nothing in this Lease is intended to require, nor requires, nor provides payment for, the referral of individuals to each other or to the parties' respective affiliates. No party hereto shall make or receive payment or benefit of any kind, directly or indirectly, in cash or in kind, to or from any party hereto (or any other entity or person, in exchange for a referral of any patient to each other or to the parties' respective affiliates.
14.25	Protected Health Information.

A. Landlord acknowledges and agrees that from time to time during the Term, Landlord and/or its employees, representatives or assigns may be exposed to, or have access to, Protected Health Information (“PHI”), as defined by the Health Insurance Portability and Accountability Act of 1996 and related regulations (“HIPAA”), 45 CFR Parts 160 and 164. Landlord agrees that it will not use or disclose, and Landlord shall cause its employees, or assigns not to use or disclose, PHI for any purpose unless required by a court of competent jurisdiction or by any governmental authority in accordance with the requirements of HIPAA and all other applicable medical privacy laws. Landlord further agrees that, notwithstanding the rights granted to Landlord pursuant to this Lease, except when accompanied by an authorized representative of Tenant, neither Landlord nor its employees, agents, representatives, or contractors shall be permitted to access files, cabinets or other storage containers designated by Tenant as locations where patient medical records are kept or stored or where such entry is prohibited by applicable state or federal health care privacy laws.

B. Landlord shall preserve, and cause any of its employees and representatives to preserve, any “Confidential Information” of or pertaining to Tenant and shall not, without first obtaining Tenant’s prior written consent, disclose to any person or organization, or use for its own benefit, any Confidential Information of or pertaining to Tenant during and after the Term, unless such Confidential Information is required to be disclosed by a court of competent jurisdiction or by any governmental authority. As used herein, the term “Confidential Information” shall mean any business, financial, personal, or technical information relating to the business or other activities of Tenant that Landlord obtains in connection with this Lease. Notwithstanding the forgoing, Landlord may disclose Tenant’s business, financial, personal, or technical information relating to the business or other activities of Tenant to a lender, potential lender, or potential investor or purchaser of Landlord in connection with Landlord seeking financing, refinancing, or a sale of the Property upon consent of Tenant, which shall be unreasonably withheld.

14.26	Dispute Resolution.
A.	Landlord and Tenant will use commercially reasonable efforts to resolve any controversy or claim whether based on contract, tort, strict liability, fraud, misrepresentation, or other legal theory, related directly or indirectly to this Lease (a “Dispute”) between them with respect to their respective obligations and/or the completion of the Improvements as efficiently and as cost-effectively as possible. At all relevant times, Landlord and Tenant will make good faith efforts to resolve all Disputes by amicable negotiations and ensure their representatives will meet, negotiate in good faith, and try to resolve each Dispute without litigation.
B.	Any Dispute will be settled in the following manner (the “Dispute Resolution Procedure”): (i) senior executives representing each of Landlord and Tenant will meet to discuss and attempt to resolve the Dispute; (ii) if the Dispute is not resolved as contemplated by clause (i), the parties will, by mutual consent, select a qualified real estate, construction, or lease mediator, as appropriate, to mediate such Dispute, provided that such mediation will not be binding upon any of the parties; and (iii) if such Dispute is not resolved as contemplated by clauses (i) or (ii), the parties will have such rights and remedies as are available under this Lease or, if and to the extent not provided for in this Lease, as are otherwise available by law. A party will initiate a Dispute by providing written notice of such Dispute to the other party (the “Dispute Notice”). In no event may a party invoke subpart (iii) of the Dispute Resolution Procedure until ninety (90) days after delivery of the Dispute Notice. Notwithstanding the forgoing, Landlord may invoke subpart (iii) at any time and without regard to subparts (i) and (ii) if Tenant has any uncured default in Rent or Additional Rent payment or in the event of an action seeking emergency injunctive relief.
14.27	RADON DISCLOSURE. In accordance with the requirements of ____________ Statutes Section _______________, the following notice is hereby given:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in ___________. Additional information regarding radon testing may be obtained from your county public health unit.

14.28	Landlord’s Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.
14.29	No Construction Against Drafting Party. Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.
14.30	Counting of Days. Each reference in any provision of this Lease to a period consisting of days shall be construed to mean calendar days, unless some other manner of counting days is expressly stated in the provision; provided, however, if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the United States of America, the final date of such period shall be extended to the next business day.

14.31	Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

14.32	Electronic Execution. Landlord and Tenant agree that this Lease shall be binding upon them when all necessary signatures are obtained and exchanged in portable digital format as attachments to electronic mail messages, or when signatures are affixed through Docusign or by electronic signature, and that original signatures shall not be required for the enforcement of this Lease.
14.33	Successors and Assigns. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns (but this Lease shall inure to the benefit of only such assignees of Tenant expressly permitted under the terms of this Lease).
14.34	WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER THAT IS IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.
14.35	Brokers. Each of the parties: (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease; and (ii) indemnifies and holds the other harmless from any and all liability, costs or expenses (including attorneys’ fees) incurred as a result of an alleged breach of the foregoing warranty. The parties hereto acknowledge and agree that Landlord is not and shall not be responsible for, or have any liability in connection with, any commissions, payments or other amounts that may be owed or alleged to be owed any broker or finder with respect to a renewal or extension of this Lease; any relocation of the Tenant or any affiliate of Tenant into any other premises owned, managed or controlled by Landlord or any affiliate of Landlord; any expansion into additional space by the Tenant; or any other lease entered into between Tenant or any affiliate of Tenant and Landlord or any affiliate of Landlord.
14.36	No Representations by Landlord. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as expressly set forth in this Lease, and no rights, privileges, easements, or licenses are acquired by Tenant except as expressly set forth in this Lease.
14.37	Consents. With respect to any provision of this Lease relating to Landlord’s consents, Tenant shall not be entitled to make, and Tenant hereby expressly waives, any claim for damages as a result of Landlord’s withholding its consent, it being understood and agreed that Landlord shall not be liable for any damages whatsoever (whether direct, consequential or otherwise) by reason of Landlord’s failure to give any consent, unless Landlord is found to have acted in bad faith. Tenant’s sole remedy in any such instance shall be an action for declaratory relief, injunctive relief, or specific performance.
14.38	Authority of Tenant. Tenant shall furnish to Landlord within ten (10) days after a request from Landlord such corporate resolutions, certificates of incumbency, partnership resolutions, partnership agreements, membership or manager resolutions, operating agreement or other information as Landlord may reasonably request in order to confirm that the execution and delivery of this Lease have been duly authorized by Tenant and that the person(s) executing this Lease on behalf of Tenant was duly authorized to do so. All such corporate, partnership or member resolutions, certificates or agreements shall be certified as being duly adopted and/or in full force and effect, without amendment, by an appropriate officer, partner, or member (or manager) of Tenant, as applicable.
14.39	Cooperation. Tenant shall reasonably cooperate with Landlord, and provide Landlord with all information related to the Premises reasonably requested by Landlord, in connection with Landlord’s ownership and financing of the Premises and discharge of Landlord’s duties and obligations to provide information related to the Premises to any investors, partners, members or lenders of Landlord, subject to applicable medical privacy laws and regulations, at no more than nominal cost to Tenant without limitation of Tenant’s obligation to pay for any and all costs and expenses of Tenant’s other obligations under this Lease.
14.40	Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations under this Lease or concerning the condition of the Premises. Upon the expiration or earlier termination of the Term hereof, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (i) to repair and restore the Premises as provided herein; and (ii) to discharge Tenant’s obligation for unpaid Taxes, Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord may, at Landlord’s option, be credited against the amount payable by Tenant under this Section.

1

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed as of the ___________ day of May 2022.

LANDLORD:

____________________ a _________ limited liability company

By: ____________________________

Name: _________________________

Its: ___________________________

TENANT:

____________________________, a _______ limited liability company

By: _____________________________

Name: ___________________________

Title: ____________________________

2

ADDENDUM A

SURVEY AND LEGAL DESCRIPTION OF THE PROPERTY

Address of the Premises: ____________________________________

[Insert Survey Drawing]

3

ADDENDUM B

BASE RENT PAYMENT SCHEDULE

Address of the Premises:

Amounts of Base Rent Payments During the Term. On or before the first day of each month during the Term of this Lease, Tenant shall pay monthly installments of Base Rent as follows:

Tenant and Landlord acknowledge and agree that Base Rent shall be based on Total Building Costs (as defined in Addendum E) and shall be determined in accordance with Addendum E. Landlord and Tenant further agree that this Addendum B shall be completed to the satisfaction of Landlord and Tenant and re-attached to the Lease at the time the parties finalize the Total Building Costs and enter into the Lease Commencement Certificate.

Tenant and Landlord agree that the Base Rent shall increase each year during the term of the lease and any renewal by the greater of (i) ______percent over the Base Rent for the previous Lease Year, or (ii) the increase, if any, in the cost of living over the preceding year as calculated herein (the “CPI Increase”) multiplied by the Base Rent for the previous Lease Year. The basis for computing the CPI Increase shall be the unadjusted Consumer Price Index for all Urban Consumers, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the “Index”). The Index for the calendar month immediately preceding the month in which the Adjustment Date falls for the prior Calendar Year shall be the “Base Index Number.” The Index for the calendar month immediately preceding the month in which the Adjustment Date falls for the current Calendar Year shall be the “Current Index Number.” The CPI Increase for the Calendar Year commencing on such Adjustment Date shall be a fraction whose numerator is equal to the Current Index Number and whose denominator is equal to the Base Index Number. If the Index is not in existence at the time the determination is to be made, the parties shall use such equivalent price index as is published by a successor government agency in lieu of the Index to calculate the CPI Increase; or, if no such price index is published, then the parties shall use a reasonably acceptable equivalent price index as is published by a non-governmental agency selected by Landlord to calculate the CPI Increase. Landlord’s calculation of Base Rent shall be final absent manifest error.

4

ADDENDUM C

RENEWAL OPTIONS

Address of the Premises:

1.  Option to Extend the Term. Landlord grants to Tenant ______ options (each an “Option”) to extend the Term for an additional term of _________ months each (the “Extension”), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice received by the Landlord no later than one hundred eighty (180) days before, the expiration of the Term or the preceding Extension of the Term, whichever is applicable. If Tenant fails to deliver to Landlord a written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options will lapse, and there will be no further right to extend the Term. Each Option may only be exercised by Tenant on the express condition that, (i) at the time of the exercise, Tenant is not in default under any of the provisions of this Lease beyond applicable notice and cure periods, and (ii) any default which is in existence on the date that Tenant delivers its written notice of such election but as to which any applicable grace or cure period has not yet run must be fully cured by the expiration of the applicable grace or cure period. The Options are personal to Tenant and may not be exercised by an assignee or subtenant without Landlord’s written consent, not to be unreasonably withheld, conditioned, or delayed.

2. Calculation of Rent. The base rent during the Extension(s) shall be:

Tenant and Landlord acknowledge and agree that Base Rent during the Extension shall be the greater of (i) _______ percent over the Base Rent for the previous Lease Year, or (ii) the increase, if any, in the cost of living over the preceding year as calculated herein (the “CPI Increase”) multiplied by the Base Rent for the previous Lease Year. The basis for computing the CPI Increase shall be the unadjusted Consumer Price Index for all Urban Consumers, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the “Index”). The Index for the calendar month immediately preceding the month in which the Adjustment Date falls for the prior Calendar Year shall be the “Base Index Number.” The Index for the calendar month immediately preceding the month in which the Adjustment Date falls for the current Calendar Year shall be the “Current Index Number.” The CPI Increase for the Calendar Year commencing on such Adjustment Date shall be a fraction whose numerator is equal to the Current Index Number and whose denominator is equal to the Base Index Number. If the Index is not in existence at the time the determination is to be made, the parties shall use such equivalent price index as is published by a successor government agency in lieu of the Index to calculate the CPI Increase; or, if no such price index is published, then the parties shall use a reasonably acceptable equivalent price index as is published by a non-governmental agency selected by Landlord to calculate the CPI Increase. Landlord’s calculation of Base Rent shall be final absent manifest error.

Landlord and Tenant further agree that this Addendum C shall be completed to the satisfaction of Landlord and Tenant and re-attached to the Lease at the time the parties finalize the Total Building Costs and enter into the Lease Commencement Certificate.

5

ADDENDUM D

GUARANTY

GUARANTY

THIS GUARANTY, dated as of __________, 20__ (together with all amendments and supplements hereto, referred to as this “Guaranty”), is from each of the persons described on the list of Guarantors and pro rata shares included in the list below (each a “Personal Guarantor”), and Nutex Health, Inc., a Delaware corporation (the “Corporate Guarantor”), but subject to the collection limitations as set forth in paragraph 17 below, as applicable), together with each of its successors and assigns, including, without limitation, any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety (all of the Personal Guarantors and the Corporate Guarantor together, the “Guarantor” or “Guarantors”), to __________________, a _______ limited liability company (herein, together with its successors and assigns, referred to as “Landlord”).

WHEREAS, __________________, a ___________ limited liability company (herein together with any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety, referred to as “Tenant”) has leased from Landlord and Landlord has leased to Tenant a certain parcel of real property together with the building and improvements to be constructed thereon, located at _________________________ (the “Premises”) pursuant to a Lease Agreement dated _________________, between Landlord and Tenant (the “Lease”) (capitalized terms not defined herein shall have the meanings given in the Lease); and

WHEREAS, Tenant is 100% liable for the lease Guaranty;

WHEREAS, the Lease also requires that all owners of Tenant enter into a Guaranty in ; proportionate liability as to their individual ownership;

WHEREAS, Nutex Health Inc. has also agreed to be a Corporate Guarantor; and

WHEREAS, the execution and delivery of this Guaranty by Guarantor(s) is an inducement to Landlord to acquire the Premises and continue with the Lease beyond Landlord’s Due Diligence period;

NOW, THEREFORE, in consideration of the premises, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Landlord as follows:

1. Guarantor unconditionally and irrevocably guarantees (i) the payment and performance by Tenant of all its obligations, covenants, agreements, terms, and conditions under the Lease and (ii) the prompt payment of all sums which may become payable by Tenant pursuant to the Lease in full when due in accordance with the provisions thereof. This Guaranty is irrevocable, unconditional, and absolute. If for any reason any such sums shall not be paid by Tenant promptly when due, or any such agreement, covenant, term or condition is not performed or observed by Tenant in accordance with the Lease, Guarantor(s) promptly, after notice thereof, will pay the same to the person entitled thereto pursuant to the provisions of the Lease and will promptly perform and observe the same or cause the same promptly to be performed or observed, in any case regardless of (a) any defenses or rights of setoff or counterclaims which Tenant or Guarantor may have or assert, (b) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other remedy thereunder as a result of the default of Tenant thereunder and (c) any other condition, contingency, thing or matter whatsoever with respect to the Lease and this Guaranty. Guarantor also agrees to pay to Landlord such further reasonable and actual amounts as shall be sufficient to cover the cost and expense actually incurred in collecting such sums, or any part thereof, or of otherwise enforcing this Guaranty, including without limitation, in any case, reasonable attorneys’ fees and disbursements. This Guaranty is a guaranty of payment and performance and not of collection.

2. The obligations, covenants, agreements, and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

(a) the waiver by Landlord of the performance or observance by Tenant, Guarantor, or any other party of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty;

(b) the extension, in whole or in part, of the time for payment by Tenant or Guarantors of any sums owing or payable under the Lease (provided, however, that if any such extension is expressly granted by Landlord, then Guarantor shall be entitled to the benefit of such extension);

(c) any assignment or reassignment of the Lease or subletting of the Premises or any part thereof;

(d) the modification or amendment, whether material or otherwise, of any of the obligations of Tenant under the Lease, whether the same be in the form of a new agreement or the modification or amendment of the existing Lease (any of the foregoing being a “Modification”), or of Guarantor under this Guaranty; provided, however, that (unless such Modification is required by law or on account of bankruptcy or insolvency) no Modification which has the effect of increasing the obligations of Guarantor hereunder shall be effective against Guarantor to the extent of such increase unless Guarantor shall be a party to, or consent to, such Modification; provided, further, that if any Modification is made without such consent of Guarantor, such Modification shall be ineffective as against Guarantor only to the extent the same shall increase the obligations of Guarantors under this Guaranty, it being expressly agreed that (even if such Modification has the effect of increasing the likelihood of a default by Tenant under the Lease) Guarantor shall remain liable to the full extent of this Guaranty as if such Modification had not been made;

(e) the doing or the omission of any of the acts (including, without limitation, the giving of any consent referred to therein) referred to in the Lease or this Guaranty;

(f) any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever (except to the extent, if any, that such indulgence shall have been expressly granted by Landlord);

(g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets;

(h) the inability of Landlord or Tenant, respectively, to enforce any provision of the Lease or this Guaranty, for any reason;

(i) any change in the corporate relationship between Tenant and Guarantors or any termination of such relationship;

(j) the inability of Tenant to perform, or the release of Tenant or Guarantors from the performance of any obligation, agreement, covenant, term or condition of Tenant under the Lease by reason of any law, regulation or decree, now or hereafter in effect; or

(k) any action or inaction by Landlord which results in any impairment or destruction of any subrogation rights of Guarantors or any rights of Guarantors to proceed against Tenant for reimbursement.

3. In the event of the rejection or disaffirmance of the Lease by Tenant or Tenant’s receiver pursuant to any law affecting creditor’s rights, Guarantor will, and does hereby (without the necessity of any further agreement or act) assume all obligations and liabilities of Tenant under or arising out of the Lease, to the same extent as if Guarantor had been originally named the lessee under the Lease, and there had been no such rejection or disaffirmance; the Guarantor will confirm such assumption in writing at the request of Landlord, upon or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease and shall be entitled to a new lease on all of the terms and conditions of the Lease with respect to the unexpired portion of the Lease (to the extent permitted by law). Guarantor will execute and deliver such documents as Landlord may from time to time reasonably require evidencing such assumption, to confirm this Guaranty and to certify that Guarantor is not in default hereunder.

4. Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant under the Lease are hereby waived by Guarantor.

5. This Guaranty shall be construed in accordance with the laws of the state in which the Premises are located.

6. This Guaranty may not be modified or amended except by written agreement duly executed by Guarantor with the consent in writing of Landlord.

7. Corporate Guarantor is a public company and as such all financials are published. Landlord may obtain a copy of the fiscal and quarterly financials from public records. Within fifteen (15) days following Landlord’s written request but not more than once in any calendar year (except to the extent in connection with a refinance or sale of the Property, which events shall not be subject to the foregoing once-per-year limitation), and to the extent they are available, all Personal Guarantors shall provide Landlord with Personal Guarantor’s most recently-prepared financial statements which shall either be audited or reviewed by a certified public accountant in accordance with Generally Accepted Accounting Principles (“GAAP”). Should audited or reviewed financial statements not be available when requested, then Personal Guarantor may provide financial statements that have been prepared in accordance with GAAP and certified by Personal Guarantor, fairly, accurately and completely presenting the financial condition of such Personal Guarantor as of the date of such statement(s).  Furthermore, upon Landlord’s request no less than thirty (30) days following the filing of Personal Guarantor’s Federal Income Tax Returns, Personal Guarantor shall provide Landlord with true and correct copies of same together with the most recently-prepared financial statements audited or reviewed by a CPA in accordance with GAAP available at that time, which shall not offset against the once per year limitation. Should audited or reviewed financial statements not be available at that time, then Personal Guarantor may provide financial statements prepared in accordance with GAAP and certified by Personal Guarantor.

8. Guarantor waives any right it may have (a) to require Landlord to proceed against Tenant or against any other party or (b) to require Landlord to pursue any remedy within the power of the Landlord and Guarantor agrees that all of Guarantor’s obligations under this Guaranty are independent of the obligations of Tenant under the Lease or under any other instrument or agreement, and that a separate action may be brought against Guarantor whether or not an action is commenced against Tenant under any thereof.

9. All notices given pursuant to this Guaranty shall be in writing and shall be validly given when sent by a courier or express service guaranteeing overnight delivery and which will upon request provide a receipt of such delivery or by certified letter return receipt requested, and all notices shall be validly given when addressed as set forth below. If this Guaranty provides for a designated period after notice within which to perform any act, such period shall commence on the date of receipt or refusal of such notice. If this Guaranty requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of mailing of such notice pursuant to which such right is exercised. Notice shall be addressed as follows:

If to Landlord: _________________________

_________________________

_________________________

Attention: ________________

If to Guarantor: ________________________

________________________

________________________

________________________

With copy to: ________________________

________________________

________________________

________________________

Landlord and Guarantor each may from time to time specify, by giving fifteen (15) days’ notice to each other party, (i) any other address in the United States as its address for purposes of this Guaranty and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder.

10. Guarantor hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of _________ in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum of the maintenance of such action or proceeding. Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process in any such action or proceeding to Guarantor at its address specified in Section 9. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Nothing in this Section shall affect the right of Landlord to serve legal process in any other manner permitted by law or affect the right of Landlord to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.

11.  Guarantor hereby consents to, and no further consent by Guarantor shall be required for, (i) any assignment of rights of Landlord hereunder, in whole or in part, either as collateral security for obligations of Landlord secured by a lien on the Premises or in connection with the sale of the Premises or any interest therein or (ii) any assignment of the rights of Landlord under the Lease. Landlord will give notice to Guarantor of any such assignment, but a failure to do so will not result in any liability on Landlord, affect in any manner the enforceability of this Guaranty, the rights, and remedies of Landlord hereunder or the obligations of Guarantor hereunder.

12. In case any one or more of the provisions hereof or of the Lease shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Within ten (10) days following the merger of Guarantor into another corporation, or the consolidation of Guarantor with one or more other corporations or the sale or other disposition of all or substantially all the assets of Guarantor to one or more other entities, the surviving entity or transferee of assets, as the case may be, shall deliver to Landlord an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Guarantor hereunder and under this Guaranty.

14. Landlord will accept performance by Guarantor of any of the obligations guaranteed under the Lease as if such performance had been made by Tenant; provided, however, that the foregoing shall not be deemed to be an agreement by Landlord to allow access to the Premises in order to cure any default, it being acknowledged that any such right of access shall be obtained by Guarantor pursuant to a separate agreement with Tenant (and Landlord agrees to recognize any such rights of access which are so granted, provided that Landlord shall have received appropriate written notice thereof).

15. This Guaranty shall be binding upon and inure to the benefit of and be enforceable by, the parties hereto and their respective assigns.

16. All references to currency shall refer to the currency of the United States of America.

17. It is the intention of the parties that all members of Tenant, as same exist from time to time during the Term of the Lease, shall serve as guarantors of the Lease. Tenant agrees to provide to Landlord an updated schedule of such pro rata shares of the members of Tenant within ten (10) days of any change in such shares, and to the extent that any new member is not a guarantor, to have such party execute a guaranty consistent with the terms of this Guaranty within ten (10) days of any change in such shares. If there should be a claim against Tenant for which the liability of the Guarantors is sought hereunder, Landlord agrees to notify each Guarantor of such claim at the last address for such guarantor as provided to Landlord (or if none, then notice shall be provided to Tenant’s address for such person). In the event that Landlord shall be required to enforce this Guaranty, then provided that Landlord is able to obtain an enforceable judgment against each Personal Guarantor for an amount not in excess of 125% of such personal guarantor’s prorata share, which is thereafter fully collectible with reasonable diligence by Landlord, then Landlord shall limit the liability of each Personal Guarantor to one hundred twenty-five percent (125%) of their prorata share of such aggregate amount in accordance with the list attached hereto, as same may be provided in updated form to Landlord from time to time. In the event that such debt or any portion thereof is not collectible from any Personal Guarantor, then such deficit amount shall be assessed and collected from the Corporate Guarantor. Each Guarantor consents to the Landlord’s revision of prorata shares based upon the information provided to Landlord by Tenant, and agrees that Landlord shall be entitled to rely upon such information for all purposes hereunder, and Landlord shall have no duty to investigate or to make inquiry regarding any change in such information.

This Guaranty is being executed as a document under seal on the date set forth above.

GUARANTOR: TENANT

__________________________, a ______limited liability company

By (Name): ___________________

Its: __________________________

SS/Taxpayer ID No.:

GUARANTORS:

Tenant Members

(Notary Seal)

______________________________

_____% interest

______________________________

SSN/Taxpayer ID No: _____________________

(Notary Seal)

______________________________

_____% interest

_____________________

SSN/Taxpayer ID No: _____________________

(Notary Seal)

______________________________

______% interest

_____________________

SSN/Taxpayer ID No: _____________________

(Notary Seal)

______________________________

_____% interest

_____________________

SSN/Taxpayer ID No: _____________________

(Notary Seal)

______________________________

______% interest

_____________________

SSN/Taxpayer ID No: _____________________

CORPORATE GUARANTOR:

Nutex Health, Inc., a Delaware corporation

By (Name): Thomas Vo., M.D.

Its: Chief Executive Officer

SS/Taxpayer ID No.:

6

ADDENDUM E

CONSTRUCTION RIDER

Article I. General

A. Pursuant to the Lease and this Construction Rider, Landlord shall construct the improvements on the Property (the “Improvements”). The Base Rent paid annually under the Lease (the “Annual Minimum Rent”) and the Base Rent payable under the Lease on a monthly basis (the “Monthly Base Rent”), shall be determined by applying a ______ percent capitalization rate to the Total Building Costs (defined below).

For example, in the event the Total Building Costs amount to $5,000,000.00, then the initial Annual Minimum Rent and Monthly Base Rent shall be as follows:

1.  $5,000,000.00 x 0.09 (9.005% cap rate) = $450,000.00 Annual Minimum Rent

2.  $450,000.00 divided by 12 = $37,500.00 Monthly Base Rent.

B. Allowable costs include but are not limited to broker fees, land cost, reasonable legal, general contractor fees, engineering, architectural, site work, hard costs of materials, sub-contractors’ and development fees, including without limitation, impact fees and permit fees, as further refined herein. Prior to execution of the Lease Commencement Certificate as set forth in the Lease, Landlord and Tenant will calculate and agree upon the Total Building Costs as further set forth in this Construction Rider.

C.  It is the intention of Landlord and Tenant that the design and construction of the Improvements be “open book”. Landlord and Tenant will mutually discuss and approve contractors, budgets, plans and expenditures as more specifically set forth in this Construction Rider.

D. Subject to the provisions below, Landlord shall proceed to construct the Improvements upon the Premises in substantial compliance with the final approved Plans and Specifications (defined below).

a.	The “Commencement Date” shall mean that date which is the earlier of (i) the date Tenant shall commence business in the Premises; or (ii) the date of Substantial Completion. “Substantial Completion” shall mean the date that the Landlord (a) has substantially performed all of the work related to the Improvements required to be performed by Landlord under this Construction Rider, other than minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises, and (b) has received all governmental approvals with respect to the Improvements required for occupancy of the Premises, including a permanent unconditional certificate of occupancy permitting Tenant’s occupancy of the entire Premises.
1.	Landlord’s architect shall determine when Substantial Completion of the Improvements has occurred. When Landlord has Substantially Completed the Improvements, Landlord and Landlord’s architect, upon consultation with Tenant, shall generate a punch list of all asserted defects or incomplete work items, if any, in Landlord’s construction of the Improvements (the “Punch List”). The creation or existence of the Punch List, however, will not cause the Improvements to be other than Substantially Complete. Landlord shall exercise due diligence in correcting or completing, as applicable, all items on the Punch List that constitute valid defects or incomplete work items, respectively, as soon as reasonably practicable after the Substantial Completion date. Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the Punch List constitutes a valid defect or incomplete work item shall be conclusively resolved by the decision of Landlord’s architect. Any and all such defects or incomplete work items not set forth in the Punch List shall be conclusively deemed to be waived by Tenant and Tenant’s occupancy of the Premises then completed shall be conclusively deemed to constitute Tenant’s acceptance of the Premises and the Building.
2.	In the event the local jurisdiction issues a temporary certificate of occupancy and such temporary certificate of occupancy is not subject to conditions requiring Landlord to complete further work or obtain further permits or approvals, Tenant agrees that the delivery by Landlord of a temporary certificate of occupancy shall satisfy Landlord's obligation in Section E above; provided Landlord uses its best efforts to promptly obtain the final certificate of occupancy and in all events delivers the same to Tenant within thirty (30) days or, if the final certificate of occupancy cannot reasonably be obtained within such period, to commence efforts to obtain the final certificate of occupancy within such thirty (30) day period and proceed diligently thereafter to obtain the final certificate of occupancy.
b.	In the event of any disputes as to work performed or required to be performed by Landlord, the certificate of the Architect (defined below) or Contractor (defined below) shall be conclusive. By occupying the Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same fully comply with Landlord’s covenants and obligations under this Lease and Construction Rider. Tenant's occupancy of the Premises by Tenant prior to the Commencement Date, even for the purpose of installing Tenant's furniture and equipment (see Section 2.03 of the Lease concerning Tenant’s Early Occupancy Period which shall not trigger the payment of Rent), is subject to all of the terms and provisions of this Lease (as if that first date of occupancy were the Commencement Date).
c.	The insurance requirements under the Lease and the indemnity requirements under the Lease shall apply during the construction period contemplated in this Construction Rider.

E. The Landlord and Tenant shall work together to select a mutually agreeable architect (the “Architect”) to draw up preliminary Plans and Specifications during the Due Diligence Period under Section 2.05 of the Lease which shall be approved by both Landlord and Tenant in writing and will be attached hereto as Exhibit “C” to the Lease (Schedule 1 to this amendment) (the “Preliminary Plans and Specifications”). All plans, diagrams, schedules, specifications, and other data relating to Tenant’s preferences shall include both the core and shell or base building work (the “Shell Work”) and the remainder of the work to complete the tenant improvements (the “Finish Out Work”). The work to be done by Landlord shall be limited to that described in the final plans and specifications which shall have been approved by Landlord and Tenant in writing (the “Final Plans and Specifications”), subject to Change Orders as more set forth and specifically defined and discussed herein. Tenant shall not have a right to withhold approval of the Final Plans and Specifications if said plans and specifications do not materially deviate from the Preliminary Plans and Specifications. If Landlord and Tenant cannot agree on the Final Plans and Specifications, then they shall implement the Dispute Resolution procedure set forth in Section 14.26 of the Lease with the opinion of the Architect creating a presumption as to the proper resolution of the disputed part of the Final Plans and Specification.

The Finish Out Work shall include, but not be limited to:

1.	Adequate electrical service, panel, wiring and fixtures.
2.	Interior partitions, including finishing, electrical wiring, and connections within the Premises.
3.	lights in adequate number to provide sufficient lighting throughout the Premises; plus light covers and special hung or furred ceilings.
4.	Interior painting.
5.	Plumbing fixtures within the Premises - supply lines to be insulated.
6.	Ceiling and insulation.
7.	Heating, air conditioning and ventilating equipment, including electrical and gas hook-up, duct work and roof penetrations.
8.	Floor covering.
9.	All signs.

I. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease.

Article II. Planning and Design

A. Tenant, through its representatives, consultants and auditors will have full and complete access, upon reasonable notice to Landlord, at Landlord’s principal place of business or the construction site, as Landlord may designate, to all books, records and contracts relating to the construction of the Building and improvements to the Premises, including, without limitation, all plans, drawings, budgets, contracts, including without limitation, construction and architectural contracts, schedules, analyses, studies and reports that are related to and have an impact of the design and construction of the Building and improvements to the Premises and related improvements, provided, however, that Tenant shall not have access to Landlord’s internal communications or any books or records that do not pertain directly to the Lease or construction of the Building or improvements to the Premises. Landlord agrees to keep and maintain and make available to Tenant reasonable records related to the construction of the Building and improvements to the Premises so as to allow the parties to fairly and accurately determine and monitor the Total Building Costs, as defined below.

B. With respect to the planning, design and construction of the Building, Landlord hereby designates ________________ as “Landlord’s Representative” and Tenant hereby designates Thomas Vo, M.D. as “Tenant’s Representative.” Tenant hereby confirms that Tenant’s Representative has full authority to act on behalf of and to bind Tenant with respect to all matters pertaining to the planning, design and construction of the Building. Landlord hereby confirms that Landlord’s Representative has full authority to act on behalf of and to bind Landlord with respect to all matters pertaining to the planning, design and construction of the Building. Either party may change its designated representative upon ten (10) days prior written notice to the other party.

C. Landlord and Tenant shall collaborate and cooperate jointly with the Architect with respect to the Preliminary Plans and Specifications, as well as the Final Plans and Specifications, to ensure the construction of the Building and improvements to the Premises reasonably accommodate Tenant’s intended use of the Premises and the medical services to be provided therein. Landlord and Tenant shall cooperate in the design and installation of the Building’s electrical and mechanical systems, water and sewer systems, data systems, entrance locations, the definition of Building common and exclusive use areas, signage plans and parking accessibility. Tenant has the right to review and comment at each step of the design work as follows. “Plan Submittal” shall mean any plan submittal to any governmental authority having jurisdiction over the Building or Premises. After Tenant receives a Plan Submittal, Tenant shall provide Landlord with written comments. The amount of time available for the Tenant’s review of, and response to, each Plan Submittal shall be specifically agreed upon by the Landlord and established in the Construction Schedule (defined below) and shall take into consideration the content and substance of each Plan Submittal. Landlord shall consider every Tenant comment and incorporate into any future Plan Submittals those comments that Landlord approves after reasonably considering and discussing with the Tenant such comments in good faith.

D. A detailed and comprehensive preliminary schedule for the construction of the Building shall be mutually agreed to by Landlord and Tenant in writing (as updated from time to time as provided herein, the "Construction Schedule"). Landlord may modify and update the Construction Schedule in its reasonable discretion, provided that the Tenant shall have the right to review and approve any changes or updates to the Construction Schedule that adversely modify Tenant's rights or obligations regarding the Lease and the construction of the Building or the Total Building Costs, including the Tenant's review and comment rights and obligations. An agreed upon change to the Construction Schedule may also modify the date to commence or complete construction as set forth in Section 2.02 of the Lease.

Article III. Estimate

A. Landlord will select a general contractor subject to the written consent of Tenant which consent shall not be unreasonably withheld, conditioned or delayed (the “Contractor”) for the construction of the Building. The parties agree that Theory Construction shall be the preferred contractor. Landlord shall obtain from Contractor a detailed estimate of the anticipated Total Building Costs (the “Estimate”). “Total Building Costs” means the total of all hard and soft costs incurred by Landlord to design and construct the Building and complete the improvements to the Premises pursuant to the Final Plans and Specifications and any properly approved Change Orders (defined below) to be determined by the Tenant and Landlord cooperatively and in good faith (including associated site improvements on the Land), obtain all necessary utilities and governmental approvals and permits, including, but not limited to, building permits, zoning permits, use permits and other licenses of governmental authorities, pay reasonable legal fees and commissions, and otherwise generally develop the Premises, and including any land cost allocation and fees, but excluding any mark-up or profit of any kind to Landlord or any of its affiliates (except an affiliate of Landlord that serves a Contractor for the Project in which even standard profit and overhead may be included as it would for any other contractor), Landlord’s general and administrative costs in excess of five percent (5%) (not including administration costs charged by the general contractor, which shall be commercially reasonable for the area in which the Premises are located), or any infrastructure or offsite work that is not directly attributable to the design and construction of the Premises. Landlord shall use diligent efforts to obtain cost-effective pricing for all services and materials used in the design and construction of the Premises as a first class, state of the art medical facility as depicted on the Final Plans and Specifications. Total Building Costs shall include any and all government impose fees or costs, impact fees, unit connection fees, utility fees, onsite and offsite improvements, access improvements and connections, site development, and all costs associated with developing the Property, constructing the Building and all other improvements necessary for Tenant’s permitted use of the Premises.

B. Landlord may provide the Estimate to Tenant prior to execution of this Lease. In such event, upon executing this Lease, Tenant will be deemed to have approved the Estimate upon execution of this Lease.

If the Estimate has not been provided prior to execution of this Lease, then the Landlord shall provide to the Tenant a preliminary budget setting forth a projection of costs for completion of the Project prior to execution of this Lease. A copy of that budget shall be attached hereto as Exhibit “D” and referred to as the “Preliminary Budget”. Landlord and Tenant acknowledge that the actual cost of construction may deviate materially from the Preliminary Budget based upon many factors, including market conditions, cost of materials, etc. Accordingly, provided that the anticipated cost of construction (as set forth in the Estimate) does not exceed one hundred twenty-five percent (125%) of such Preliminary Budget (which shall be based upon the Preliminary Site Plan and the Plans approved by the parties), then the parties shall complete the Project in accordance with the terms and conditions set forth herein. Any changes in the Preliminary Site Plan or Plans requested by Tenant shall be outside and in addition to the one hundred twenty-five percent (125%) reflected herein. If the Estimate exceeds one hundred twenty-five percent (125%) of the Preliminary Budget except as a result of revisions or additions requested by the Tenant, Tenant shall have until ten (10) business days following receipt of the Estimate to perform, at Tenant’s sole cost, any review and appraisals deemed necessary to evaluate the Estimate. If Tenant disapproves of the Estimate, Tenant shall deliver written notice of such disapproval to Landlord within the ten (10) business day period provided herein identifying the portion of the Estimate with objectionable proposed Total Building Costs and the parties shall use commercially reasonable efforts to work out any disagreements concerning the Estimate. If the parties cannot resolve their dispute with respect to the Estimate, then Landlord may revise the Estimate to take into account any possible value engineering or other cost reductions in the Plans and submit a revised Estimate to the Tenant. If such Estimate exceeds one hundred twenty-five percent (125%) of the Preliminary Budget (except as a result of revisions or additions requested by the Tenant), the Estimate shall be subject to Tenant’s approval. If the parties cannot agree upon the Estimate and Landlord does not agree to absorb any costs in excess of one hundred twenty-five percent (125%) of the Preliminary Budget, then Tenant may terminate this Agreement provided that Tenant shall reimburse Landlord within ten (10) days of invoices for all expenses incurred by Landlord related to its due diligence and construction estimates, including architectural and engineering plans. If the Estimate is approved, Tenant shall have irrevocably approved the Estimate for all purposes necessary hereunder and the final Estimate shall be attached to this Construction Rider as Schedule

Landlord and Tenant acknowledge that the Estimate will be subject to final pricing and determination of any specific site conditions. Accordingly, the parties agree that any increase not in excess of ten percent (10%) of the Estimate shall not require further approval of the parties but shall remain subject to the provisions regarding accounting and other information contained in this Lease. Likewise, any increase from the Estimate resulting from change orders requested by Tenant after the initial Plans shall not result in any termination right in favor of Tenant or require any approval of Tenant except as otherwise provided herein. Landlord shall not be required to agree to any change in the approved Plans or to incur any additional expense for construction of the Premises in excess of ten percent (10%) of the Estimate. Any cost in excess of the Estimate shall increase the Base Rents under the Lease as reflective of a cap rate of nine and one-quarter percent (9.25%). Any increase beyond such ten percent (10%) shall be at Landlord’s sole discretion.

C. Landlord and Tenant agree that (i) all categories of costs set forth on the Estimate will be included in the Total Building Costs; and (ii) the contingency amount set forth on the Estimate may be spent at Landlord’s reasonable discretion in connection with the performance of Landlord’s obligations under this Construction Rider for any cost that is not adequately covered by the amount available in any other budget category.

Article IV. Construction Contract

A. Subject to the terms and conditions of this agreement, Landlord shall negotiate a guaranteed maximum price (GMP) construction contract with the Contractor for the construction and installation of the Building and the improvements to the Premises in accordance with the Final Plans and Specifications and may enter into such contract upon terms and conditions acceptable to Landlord, in Landlord’s reasonable discretion, and in form and substance reasonably acceptable to Landlord (“Construction Contract”). If the Total Building Costs set forth in the Construction Contract exceed one hundred ten percent (110%) of the Total Building Costs set forth in the Estimate, the parties shall use commercially reasonable efforts to work out any disagreements concerning the discrepancy. If Landlord and Tenant cannot agree, then they shall implement the Dispute Resolution procedure set forth in Section 14.26 of the Lease with the opinion of the Architect creating a presumption as to the proper allocation of the cost.

B. The Construction Contract shall provide that the Contractor shall warrant that the construction of the Premises shall be performed in accordance with the Final Plans and Specifications, applicable Change Orders and in compliance with all applicable Legal Requirements. As part of the Construction Contract, Landlord shall obtain warranties with respect to the construction of the Building and improvements to the Premises of at least one (1) year, beginning on the date of Substantial Completion, and Landlord shall exercise commercially reasonable efforts to obtain warranties from various suppliers and subcontractors relating to components and systems incorporated into the Building and the improvements to the Premises (the length of each warranty as provided in the respective warranties, as the same may be extended under applicable law, is referred to herein as the “Warranty Period”). Landlord shall provide Tenant with information and materials reasonably requested by Tenant relating to the costs associated with development of the Building and improvements to the Premises, including, but not limited to, all bids, contracts and receipts relating to construction of the Premises and the GMP contained in the Construction Contract.

C. The Building and all other improvements on the Land shall be constructed in a good and workmanlike manner, of new and good quality materials, in accordance with the Final Plans and Specifications including the adherence to tolerances in dimensions in accordance with the standards for such construction, and in compliance with all applicable Legal Requirements. Except as to “Nondiscretionary Change Orders” (as defined below), Landlord shall not deviate in any material respect from the Final Plans and Specifications that would adversely impact Tenant, the Premises or Total Building Costs, without the prior written approval of Tenant (which shall not be unreasonably withheld, delayed, or conditioned) unless such deviation is required by code, a governmental authority, or Landlord’s insurance carrier. If any changes to the Final Plans and Specifications required by any applicable governmental entity or insurance coverage would materially affect the Building, then Architect shall submit such changes to Landlord (and Tenant, if such change would adversely impact Tenant, the Premises or Total Building Costs) for approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon completion of the Premises, Landlord shall deliver to Tenant a set of as-built plans of the Premises, the cost of which will be included in Total Building Costs. Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant has thoroughly inspected the Premises and of Tenant’s acceptance of the Premises “as is”, and that Tenant further waives all representations and warranties on the part of Landlord, whether express or implied, including, without limitation, all warranties that the Premises are free from defects or deficiencies, whether hidden or apparent, and all warranties under applicable state law. Notwithstanding anything to the contrary contained in this Lease, upon Tenant’s taking possession of the Premises, Tenant agrees to assume responsibility and liability for the condition of the Premises to the fullest extent allowed under applicable state law. Tenant hereby acknowledges that: (i) the foregoing waivers and disclaimers have been brought to the attention of Tenant; (ii) the foregoing waivers and disclaimers have been read and are understood by Tenant; and (iii) the agreement of Tenant with and to all of the terms and conditions of these waivers and disclaimers is an integral part of this Lease, without which this Lease would not have been entered into by Landlord.

D. The Total Building Costs shall be adjusted by Change Orders as follows. Any changes proposed to the Final Plans and Specifications by Tenant at any time shall require Landlord’s prior written approval and any proposed changes to the Final Plans and Specifications by Landlord shall require Tenant’s prior written approval (which shall not be unreasonably withheld, delayed or conditioned), all of such changes and approvals shall be evidenced by a written “Change Order” executed by both Landlord and Tenant. Further, after the parties approve the Final Plans and Specifications and a building permit for the Building is issued, any further changes to the Final Plans and Specifications, other than a Nondiscretionary Change Order, shall require the prior written approval of Tenant and Landlord (not to be unreasonably withheld, conditioned or delayed) which proposed changes shall be evidenced by Change Order if made after the Construction Contract has been executed. If Tenant or Landlord desires any change in the Final Plans and Specifications relating to the Building after the Construction Contract has been entered into, such changes may only be requested by the delivery to the other party of a proposed written Change Order specifically setting forth the requested change. A Change Order shall not be considered authorized by Tenant unless approved in writing by Tenant’s Representative. Landlord shall have ten (10) business days from the receipt of a proposed Tenant-initiated Change Order to provide Tenant with the Architect’s and/or Contractor’s disapproval of the proposed change stating the reason(s) for such disapproval, or if the Architect and/or Contractor approves the proposed change, the following items: (A) a summary of any increase or decrease in the cost caused by such change (the “Change Order Cost”) and (B) a statement of the number of days of any delay caused by such proposed change (the “Change Order Delay”). Tenant shall then have ten (10) business days after receipt to approve the Change Order Cost and the Change Order Delay. If Tenant approves these items, Landlord shall promptly execute the Change Order and cause the appropriate changes to the Final Plans and Specifications to be made. If Tenant fails to respond to Landlord within said ten (10) business day period, the Change Order Cost and the Change Order Delay shall be deemed disapproved by Tenant and Landlord shall have no further obligation to perform any work set forth in the proposed Change Order. The Change Order Cost shall include all costs associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as conclusively determined by the Architect and the Contractor, respectively, and shall include any costs or fees charged by the Contractor under the Contract. The Change Order Delay shall include all delays caused by implementation of the Change Order, including, without limitation, all design and construction delays, as conclusively determined by the Architect and the Contractor, respectively. Except as provided below, the Change Order Cost and Change Order Delay expense, if any, shall be paid by Landlord and included, or adjusted, as applicable, as part of the Total Building Costs. For purposes of determining Base Rent below, Total Building Costs shall be increased by the aggregate amount of all Change Orders incorporated into the Premises that are approved in writing by Tenant or required by law. Notwithstanding the foregoing, in the event that Tenant requests Change Orders which exceed ten percent (10%) of the Estimate, then Landlord may reject any such Change Order unless Tenant agrees to pay the expense associated with such change as a condition to and at the time of approval by Landlord. In such event, Landlord shall escrow the change expense and apply such amount to completion of such change at the time that such change is implemented.

The Final Plans and Specifications, as well as Total Building Costs, shall be subject to adjustment from time to time to reflect changed costs due to Plans and Specifications revisions, including necessary revisions to the Final Plans and Specifications approved by Landlord and Tenant, and to address unanticipated requirements, inconsistencies, errors or omissions in the design of Building or other improvements, change orders or other cost increases for completion of the Building and other improvements, in each case as approved by Landlord and Tenant in writing, such approval to not be unreasonably withheld, conditioned or delayed; except that to the extent that any such changes, deletions or additions are required in order to complete the Building or other improvements in accordance with applicable codes, laws or regulations (and are not discretionary)(each referred to as a “Nondiscretionary Change Order”), then Landlord shall provide written notice to Tenant of such change and the resulting increase in the Total Building Costs, which shall not require Tenant approval.

E. On a monthly basis until the construction of the Premises is completed and the final Total Building Costs are delivered to Tenant, Landlord shall deliver to Tenant a monthly job cost report (the “Job Cost Report”) that includes all invoices for any costs (including both hard and soft costs) includible in the Total Building Costs that are received by Landlord in the prior calendar month as well as any payments that are made during that prior calendar month. In addition, Landlord shall provide (or cause to be provided) to the Tenant monthly status and other progress reports regarding the construction of the Premises in a form reasonably acceptable to the Tenant, containing at a minimum: (A) a reasonably detailed description of the status of construction progress; (B) the current approved budget, together with a comparison of the current budget to Total Building Costs actually incurred through the date of the report and a reasonably detailed explanation of all variances from the current approved budget; (C) the current Construction Schedule, together with a comparison of the Construction Schedule to work actually completed through the date of the report and a reasonably detailed explanation of all variances from the Construction Schedule; (D) the then current estimate of the costs required to complete the construction of the Premises; and (E) copies of such other reports or information regarding the construction of the Premises that Landlord provides to its lenders on a periodic basis (the “Monthly Status Report”).

F. In order to fully participate and have meaningful input in the development process and to be involved and informed during all phases of the construction of the Building and the Premises, Tenant shall have the right, at its option, to attend all Development Meetings. “Development Meetings” shall mean meetings where material decisions are being made regarding all or any portion of the Building or improvements to the Premises, which shall include, without limitation, meetings and briefings as well as teleconferences or video conferences with governmental authorities, the Architect, Contractor or any other contractors, subcontractors or consultants engaged with regard to the construction of the Building where material decisions are being made. Tenant shall also have the right, at its option to attend any scheduled progress meetings, walk throughs and any other meetings with the Architect, the Contractor and Tenant to discuss the progress of the construction of the Building (the “Reporting Meetings”). The Development Meetings and the Reporting Meetings shall collectively be referred to herein as the “Meetings”. The Landlord shall give Tenant reasonable prior notice (written or telephonic) of all Meetings. Tenant shall designate in writing the person or persons appointed by Tenant to attend the Meetings and such designated party shall be entitled to be present at and to participate in the discussions during all Meetings; but Landlord may conduct the Meetings even if Tenant’s appointees are not present. Tenant or its agents shall have the right at any and all reasonable times to conduct inspections, tests, surveys and reports of work in progress (“Inspections”) for the purpose of reviewing whether the Premises is being constructed in accordance with the Final Plans and Specifications, as amended by any approved Change Orders or other agreed upon changes.

TENANT:

__________________________, a ______ limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

LANDLORD:

_________________________, a ________ limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

7

Article 1SCHEDULE 1

Preliminary Plans and Specifications

8

Article 2

SCHEDULE 2

Estimate of Total Building Costs

9

ADDENDUM F

No discount for paid rent.

OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

1. Option. Provided Tenant is not in default under the terms of this Lease beyond applicable notice and cure periods, the owners of the membership interests in Tenant, or a bona fide entity formed by the owners of the membership interests in Tenant (the “Tenant Owners”) shall have the option to purchase the Property (“Option”) from Landlord anytime during the first ___________months of the Term of this Lease after the Commencement Date as defined in the Lease, for a purchase price calculated based upon a ________ percent capitalization rate applied to Landlord’s total cost to develop the Property including finish out construction for the entire Building and regardless of whether such amount is greater than or exceeds the amount or amounts agreed to by the parties under the Construction Rider. (“Purchase Price”). The Option shall be the sole and exclusive right of the initial Tenant Owners, and such right shall not be available to any successors or assigns of Tenant Owners.

2. Exercise of Option. To exercise the Option, Tenant Owners shall deliver written notice of their election to exercise the Option prior to the expiration of twelve (12) months after the Commencement Date (the “Option Exercise Period”), in accordance with the provisions of this Lease for the manner of giving notice.

Landlord and Tenant Owners shall enter into a written agreement to purchase the Property at that time based upon the terms set forth herein. The written agreement shall provide that Tenant Owners pay for a deposit of _________________________________ Dollars (“Option Deposit”) which shall be held and disbursed in accordance with the provisions of said agreement and which amount shall be over and above the Security Deposit or other amounts held by Landlord pursuant to the Lease. Tenant shall have no due diligence or inspection period under the Option. In the event that the Tenant Owners do not exercise the Option within the time period set forth above, the Option shall automatically terminate and be of no further force or effect and the Landlord will be free to sell the Property unencumbered by the Option, provided, however, that the Property shall thereafter be subject to the ROFR described in Section 4 below.

3. Purchase Terms. Unless the parties hereto otherwise agree in writing, closing of the purchase of the Building shall occur within six (6) months of Tenant Owner’s exercise of its Option. Tenant shall be responsible for the cost of any title insurance and/or survey, if any. Except for title insurance as referenced above, each party shall be responsible for the respective closing costs customarily applicable to a purchaser or seller in the State of _________. Landlord shall not pay any commissions related to the sale of the Property to the Tenant Owners and Tenant and Tenant Owners agree to indemnify Landlord from any broker claims to commissions in connection with the Option or ROFO.

If Closing does not take place within the time period set forth above, and if such delay is caused by Tenant Owner’s default in the due and timely performance of any of its obligations hereunder, Landlord may, at its option (a) terminate this Option Agreement by written notice to Tenant Owners and receive the Option Deposit from Escrow Agent, as well as any interest earned thereon, or (b) proceed with this Option Agreement and sell the Property pursuant to this Option Agreement, or (c) pursue a suit for specific performance, if available under applicable state law. In the event Landlord elects to terminate the purchase, the Option will terminate, and Landlord will be free to sell the Property unencumbered by the Option or obligation to sell the Property to Tenant Owners pursuant to the written agreement to purchase the Property, including the ROFR described in Section 4 below.

4. Right of First Refusal. So long as Tenant is not in material default of the Lease beyond any notice or cure periods and provided Tenant did not fail to close after exercising the Option, Tenant Owners shall have a right of first refusal in connection with any bona fide offer after the expiration of the Option Exercise Period by a third party to purchase the Property from Landlord (the “ROFR”). Promptly upon receipt of any such third party offer and prior to accepting any such offer, Landlord shall give written notice of the same to Tenant. Prior to the expiration of fifteen (15) business days after Tenant’s receipt of such notice from Landlord, Tenant Owners shall have the right to purchase the Property upon the identical terms and conditions set forth in the third-party offer. Tenant Owners’ failure to give Landlord written notice of Tenant Owners’ exercise of the ROFR within said fifteen (15) business day period shall entitle Landlord to proceed with the consummation of the third party offer and the ROFR shall automatically terminate. In the event Tenant Owners properly exercise their ROFO, Landlord and Tenant Owners shall proceed with the execution of a purchase agreement upon the terms and conditions set forth in the third-party offer, with a closing date equal to or earlier than that of the third-party offer. Upon termination of the Lease, the ROFR granted herein shall cease. Tenant's ROFR shall not apply to: (i) a foreclosing lender or (ii) a purchase under foreclosure or through deed in lieu of foreclosure. A third-party offer shall mean a letter of intent, purchase and sale agreement or similar instrument setting forth the material terms and conditions under which a third party which is not an affiliate of Landlord proposes to enter into a purchase of all or a portion of the Premises. Transfer by Landlord of the Property to an affiliate, subsidiary or other entity owned or controlled by Landlord shall not be a third-party offer.

In the event that (i) Tenant does not timely provide the purchase notice, (ii) Landlord and Tenant are unable to agree upon a purchase agreement using standard ___________ agreement forms, or (iii) following execution of the purchase agreement, the transaction that is the subject thereof is not consummated on or before the Closing Date as a result of a default by Tenant in its obligations under the purchase agreement, then Landlord shall be free to sell the Property to a third party who submitted an offer on terms as may be agreed upon by Landlord.

The ROFR shall apply from the date of Landlord’s acquisition of the Property, meaning that, if Landlord receives a third party offer at any time, thereafter, including before or during the Option Exercise Period, Tenant shall be required to act under this ROFR and a sale to a third party pursuant to this Section 4 shall extinguish Tenant’s rights to the Option.

5.  Assignment. Tenant Owners may not assign the Option or the ROFR to any other party without the prior written consent of Landlord, which may be withheld at Landlord’s sole discretion.

6. In the event Tenant purchases the Property pursuant to this addendum, the Lease shall terminate, and Landlord shall have no further liability thereunder and be fully released therefrom.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed as of the ___________ day of ____________________________, 20__.

LANDLORD:

_______________________, a _______ limited liability company

By: ____________________________

Name: _________________________

Its: ___________________________

TENANT:

__________________________, a ______ limited liability company

By: _____________________________

Name: ___________________________

Title: ____________________________

10

ADDENDUM G
LEASE COMMENCEMENT CERTIFICATE

This Lease Commencement Certificate (this “Agreement”) is made this ____ day of ___________, 20___, by and between ___________________., a ______ limited liability company (“Landlord”), and _____________________, a __________ limited liability company (“Tenant”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Lease (as defined below).

W I T N E S S E T H:

For and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

WHEREAS, Landlord and Tenant are parties to a certain Commercial Lease Agreement, dated as of _______________ (the “Lease”) for premises located at, as more particularly described in the Lease (the “Demised Premises”); and

WHEREAS, Landlord and Tenant wish to set forth their agreement as to the commencement of the Term of said Lease.

NOW, THEREFORE, in consideration of the Demised Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

The square footage of the Premises is ____________ rentable square feet and the Building is __________ rentable square feet.

Tenant’s Percentage of Operating Costs is 100% of the Premises.

All policies or certificates of insurance and evidence of payment of premiums for all insurance required pursuant to the terms of the Lease have been delivered by Tenant to Landlord.

The Commencement Date is [__];

The Tenant opened for business in the Premises on [__];

The Rent Commencement Date is [__];

The Total Building Cost is $_______________.

The Base Rent shall be paid as follows:

1st Year Per Month $_______________

[INSERT RENT ANNUAL ESCALATION PROVISION HERE]

The Expiration Date is [__], subject to the exercise of any renewal options expressly stated in the Lease;

Tenant has ________ options of _______________ months each to extend the Term of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed as of the ___________ day of ____________________________, 20__.

LANDLORD:

________________________, a _______ limited liability company

By: ____________________________

Name: _____________________

Its: ________________________

TENANT:

__________________________, a_______ limited liability company

By: _____________________________

Name: ___________________________

Title: ____________________________

11

ADDENDUM H

RECORDING REQUESTED BY AND

WHEN RECORDED, MAIL TO:

[Tenant’s Local _______ Counsel]

MEMORANDUM OF LEASE

THIS Memorandum Of Lease (this “Memorandum”) is made and entered into as of ______________, by and between ______________________, a ______ limited liability company , whose present address is ____________________________________________ (“Landlord”) and ________________, a ____________ limited liability company, whose address is ______________________________________ (“Tenant”), with reference to the following facts:

A.  Landlord is the owner of that certain real property located in the City of _______, County of ______, State of _________, being more particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Property”).

B.  Landlord desires to lease a portion of the Property to Tenant, which is described as the Premises in the Lease, and Lessee desires to lease the Premises from Landlord, all subject to the terms and provisions of this Memorandum.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Lease of the Property. Landlord hereby leases the Premises (as described in the Lease) to Tenant, and Tenant hereby leases the Premises from Landlord, subject to and on terms and conditions more fully set forth in that certain Lease executed by and between Landlord and Tenant and dated ________, 20__ (the “Lease”) for a term of _________years with options to extend for _____successive terms of ____ years each.

2. Option to Purchase. Provided Tenant is not in default under the terms of the Lease beyond applicable notice and cure periods, the owners of the membership interests in Tenant, or a bona fide entity formed by the owners of the membership interests in Tenant (the “Tenant Owners”) shall have the option to purchase the Property (“Option”) from Landlord anytime during the first ________months of the Term of this Lease (the “Option Exercise Period”) upon terms and conditions as more specifically set forth in the Lease.

3. Right of First Refusal. So long as Tenant is not in material default beyond any notice or cure periods, Tenant Owners shall also have a right of first refusal in connection with any bona fide offer after the expiration of the Option Exercise Period by a third party to purchase the Property from Landlord (the “ROFO”) which ROFO shall be exercised and consummated in accordance with the terms more specifically set forth in the Lease.

4. Exclusive. Landlord agrees that it will not, during the Term or any extension thereof, develop property owned by Landlord within a five (5) mile radius of the Property or lease any space within a five (5) mile radius of the Property, or consent to a sublease under or an assignment of, for the operation of a medical emergency room or ambulatory surgery center the “Restricted Use”, whose business is in direct competition with that of Tenant.

5. Miscellaneous. The Lease is incorporated herein by this reference. All capitalized terms not defined herein shall have the meaning given them in the Lease. Should any party require any information concerning the Lease, they should contact the Landlord and Tenant at the above-referenced addresses. In the event of any conflict between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall control.

6. Counterparts. This Memorandum may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement.

7. Termination of Memorandum of Lease. In the event that the Lease has been terminated, whether by default of Tenant or by expiration of the Term, the Landlord shall have the right to record a Termination of this Memorandum accompanied by an affidavit of Landlord which shall have the effect of terminating this Memorandum when recorded in the public record.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be signed as of the ___________ day of ____________________________, 20__.

WITNESSES: Print Name: Print Name: Print Name: Print Name:

LANDLORD:

__________________________., a ______ limited liability company

By: ____________________________

Name: ______________________

Its: ________________________

TENANT:

__________________________, a ______ limited liability company

By: _____________________________

Name: ___________________________

Title: ____________________________

Landlord's Acknowledgment

Personally appeared before me, the undersigned, a Notary Public in and for _____________ (County) of _____________ (State),___________________________, who is personally known by me, and has proved to my satisfaction to be the person described in and who executed the foregoing instrument as _____________ of ___________________, a ______ limited liability company, who acknowledged that he did sign and seal the foregoing instrument for, and on behalf of said limited liability company, and that the same is her free act and deed as such officer and the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __________________ this ___ day of ______________, 20___.

Notary Public:

Print Name:

Bar Roll/Notary No.

Commission expiration:

Tenant's Acknowledgment

Personally appeared before me, the undersigned, a Notary Public in and for _____________ (County) of _____________ (State),___________________________, who is personally known by me, and has proved to my satisfaction to be the person described in and who executed the foregoing instrument as Manager of _________________, LLC, a ______ limited liability company, who acknowledged that he did sign and seal the foregoing instrument for, and on behalf of said limited liability company, and that the same is her free act and deed as such officer and the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __________________ this ___ day of ______________, 20___.

Notary Public:

Print Name:

Bar Roll/Notary No.

Commission expiration:

12

EXHIBIT A

To Memorandum of Lease

13

ADDENDUM I

RECORDING REQUESTED BY AND

WHEN RECORDED, MAIL TO:

[Tenant’s Local ________ Counsel]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into this the ____ day of ___________, 20__ by and among _____________, LLC, a ________ limited liability company (“Tenant”), _________________, a _________________ (“Lender”) and ________________________, a ______ limited liability company (“Landlord”).

R E C I T A L S:

A.  Landlord and Tenant executed a Lease dated as of ___________________, 20__ (the “Lease”), a memorandum of which was recorded on _________________at ______________of ________________of the official records of _______________ County, _______, covering a certain Premises therein described located on a parcel of real estate, a legal description of which is attached hereto and incorporated herein by this reference as Exhibit A (said parcel of real estate and the Premises being sometimes collectively referred to herein as the “Premises”).

B.  Landlord has executed a ___________ (the “Mortgage”) dated ____________, 20__ and recorded on ___________________, 20___ at Book ____, Page ____, of the ___________________ of the official records of _______________ County, _______, in favor of Lender, payable upon the terms and conditions described therein.

C.  It is a condition to the Mortgage that the Mortgage shall unconditionally be and remain at all times a lien or charge upon the Premises, prior and superior to the Lease and to the leasehold estate created thereby.

D.  The parties hereto desire to assure Tenant’s possession and control of the Premises under the Lease upon the Lease terms and conditions therein contained.

For and in consideration of the mutual covenants and property herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:

1.  The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements thereof, and to all future advances made thereunder.

2.  Should Lender become the owner of the Premises, or should the Premises be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage which encumbers the Premises, or should the Premises be transferred by deed in lieu of foreclosure, or should any portion of the Premises be sold under a trustee’s sale, the Lease shall continue in full force and effect as a direct lease between the then owner of the Premises covered by the Mortgage and Tenant, upon, and subject to, all of the Lease terms, covenants and conditions of the Lease for the balance of the Lease Term thereof remaining, including any Extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

3.  Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Premises within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Lender diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure; (c) bound by any Rent that Tenant may have paid under the Lease more than one (1) month in advance; and (d) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

4.  If Lender sends written notice to Tenant to direct its Rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

5.  All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by certified or registered U.S. mail, postage prepaid, return receipt requested, or via nationally recognized overnight courier that provides tracking, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

Tenant:

Lender:

Attention: ____________________________

Phone:

Landlord:

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail or with the overnight courier.

6.  Said Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant’s improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Premises or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of this Lease.

7.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Premises secured by the Mortgage.

8.  Should any action or proceeding be commenced to enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney’s fees.

9.  Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the Lease terms, covenants, conditions, and agreements set forth in the Mortgage.

 {Remainder of page intentionally left blank; signature pages follow}

14

The parties hereto have caused this Subordination, Non-Disturbance and Attornment Agreement to be executed as of the day and year first above written.

WITNESSES: Print Name: _____________________ Print Name: ______________________ Print Name: ______________________ Print Name: ______________________

LANDLORD:

_________, LLC, a _______ limited liability company

By: ____________________________

Name: ______________, Manager

TENANT:

________________, LLC, a ______ limited liability company

By: _____________________________

Name: ___________________________

Title: ____________________________

_____________________________ Print Name: ___________________ _____________________________ Print Name: ___________________	LENDER: ________________________, a ____________________________ By: ____________________________ Name: ______________, Manager

Tenant's Acknowledgment

Personally appeared before me, the undersigned, a Notary Public in and for _____________ (County) of _____________ (State),___________________________, who is personally known by me, and has proved to my satisfaction to be the person described in and who executed the foregoing instrument as Manager of _________________, a _________ limited liability company, who acknowledged that he did sign and seal the foregoing instrument for, and on behalf of said limited liability company, and that the same is her free act and deed as such officer and the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __________________ this ___ day of ______________, 20___.

Notary Public:

Print Name:

Bar Roll/Notary No.

Commission expiration:

Lender's Acknowledgment

Personally appeared before me, the undersigned, a Notary Public in and for _____________ (County) of _____________ (State),___________________________, who is personally known by me, and has proved to my satisfaction to be the person described in and who executed the foregoing instrument as Manager of _________, ___________, a __________________ ______________________, who acknowledged that he did sign and seal the foregoing instrument for, and on behalf of said limited liability company, and that the same is her free act and deed as such officer and the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __________________ this ___ day of ______________, 20___.

Notary Public:

Print Name:

Bar Roll/Notary No.

Commission expiration:

15

Landlord's Acknowledgment

Personally appeared before me, the undersigned, a Notary Public in and for _____________ (County) of _____________ (State),___________________________, who is personally known by me, and has proved to my satisfaction to be the person described in and who executed the foregoing instrument as ____________ of _________, LLC, a _______ limited liability company, who acknowledged that he did sign and seal the foregoing instrument for, and on behalf of said limited liability company, and that the same is her free act and deed as such officer and the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __________________ this ___ day of ______________, 20___.

Notary Public:

Print Name:

Bar Roll/Notary No.

Commission expiration:

16

APPENDIX A

TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

17

ADDENDUM J

Rules and Regulations

Tenant covenants that the following rules and regulations, which may be amended and/or supplemented from time to time by Landlord, relating to the Building and the Premises shall be faithfully observed by Tenant, its employees, agents, patients, and invitees:

(a)	The entry, passages, elevators, and stairways may be used for ingress and egress only.
(b)	Tenant shall operate the Building at all times in accordance with applicable laws, rules and regulations, and consistent with a first class medical facility.
(e)	No space heaters or other heating or cooling devices shall be used without Tenant obtaining the prior written approval of Landlord. All such devices approved shall be UL listed and be inspected at Tenant’s expense and tagged as safe for operation annually by a licensed electrician.
(g)	Landlord will furnish Tenant with two (2) keys for the Premises. All additional keys will be at Tenant’s expense. Tenant agrees to lock all entry doors immediately upon entering and leaving the Building during such hours as the Building is closed, and Tenant shall be responsible for any and all damage and/or injury to person and/or property resulting from Tenant’s neglecting to lock doors as aforesaid. All such keys in Tenant’s possession or known by Tenant to be in existence shall be delivered to Landlord at the termination of the Term of the Lease. Tenant shall not place any additional lock on any door in the Building, and doors leading to the corridors or main halls shall be kept closed at all times except when in use for ingress and egress. All doors for the Premises shall be on the Building master key, including the entrance door and all interior doors.
(h)	Tenant shall have the right to designate doctor and employee parking areas and may also designate parking areas for patient use only.
(i)	Tenant agrees not to install any exterior lighting, amplifiers or similar devices for use in or about the Premises or any advertising medium which may be heard or seen outside the Premises.
(j)	Tenant shall not obstruct or use for storage, or for any other purpose other than ingress and egress, the entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building.
(k)	The toilets, urinals and other plumbing systems shall not be used for any other purpose than those for which they were constructed, and Tenant agrees to pay the expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant or its agents, servants, employees, or visitors.
(l)	All alterations, renovations or construction can be performed by Tenant only in accordance with the requirements of the Lease. The use of elevators for removal of construction debris and bringing in or removing supplies shall be approved by Landlord or the Building engineer. Contractors shall be required to clean up the construction area at Tenant’s expense.
(m)	Landlord reserves the right to approve the weight, size and location of all heavy fixtures, equipment and other property brought into the Premises. All damage done in the Building by Tenant’s moving or removing of property shall be repaired at the sole cost and expense of Tenant.
(n)	Only artificial trees may be displayed in suites during holiday periods. All other holiday decorations shall be either non-combustible or flame resistant in accordance with the National Fire Prevention Code.
18

EXHIBIT “A”

ALTA Survey

19

EXHIBIT “B”

Preliminary Site Plan

20

EXHIBIT “C”

Preliminary Plans and Specifications

21

EXHIBIT “D”

Preliminary Budget

22